                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 9, 1998, by and among ANDERSON-TULLY COMPANY, a Mississippi corporation (the
                      ----------------------
"Company"), POTLATCH CORPORATION, a Delaware corporation ("Parent"), TIMBERLAND
            --------------------                                     ----------
GROWTH CORPORATION, a Delaware corporation ("Newco"), and BEAVER ACQUISITION
------------------                                        ------------------
CORPORATION, a Mississippi corporation and wholly-owned subsidiary of Newco
-----------
("Newsub"),

                              W I T N E S S E T H:

     WHEREAS, the respective Boards of Directors of Parent, Newco, Newsub and the Company have approved the merger of Newsub with and into the Company on the terms and subject to the conditions set forth herein; and

     WHEREAS, the transactions contemplated by this Agreement will not be consummated unless and until, among other things, the Mississippi River Timberlands Control Act, Miss. Code Ann. (S) 49-20-1 et seq. (1972), is inapplicable to the transactions contemplated hereby or all required approvals thereunder have been obtained; and

     WHEREAS, in furtherance and not in limitation of the immediately preceding recital, the Company intends to cause the Timberlands Act to be inapplicable to the transactions contemplated hereby by registering its Common Stock under
Section 12(g) of the Securities Exchange Act of 1934, as amended, or otherwise, prior to the effective time of the merger contemplated by this Agreement; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Anderson-Tully Veneers, L.P. and Anderson-Tully Management Services LLC are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), Parent and Anderson-Tully Timber Company are entering into that certain Logging Subsidiary Asset Purchase Agreement, dated as of the date hereof (the "Logging Subsidiary Asset Purchase Agreement"), and Parent and Anderson-Tully Lumber Company are entering into that certain Sawmills Subsidiary Asset Purchase Agreement (the "Sawmills Subsidiary Asset Purchase Agreement" and together with the Logging Asset Purchase Agreement, the "Subsidiaries Asset Purchase Agreements") each of which contemplates, among other things, the sale of certain assets to Parent by such other parties immediately prior to (in the case of the assets to be transferred pursuant to the Asset Purchase Agreement) or immediately after (in the case of the assets to be transferred pursuant to the Subsidiaries Asset Purchase Agreements), the closing hereunder; and

     WHEREAS, the parties hereto desire to make certain representations, warranties and covenants in connection with this Agreement:

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                              CERTAIN DEFINITIONS
                              -------------------

     Section 1.1  Certain Definitions.  As used in this Agreement, the following
                  -------------------
terms have the respective meanings set forth below:

     "Acquiring Party" has the meaning set forth in Section 7.5(b).
      ---------------

     "Affiliate" means, with respect to any Person, any other Person who
      ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise and the terms "controlled" and "controlling" have meanings correlative thereto.

     "Agreement" means this Agreement and Plan of Merger.
      ---------

     "Alternative Proposal" has the meaning set forth in Section 5.11(a).
      --------------------

     "Alternative Timber Transaction" means any transaction or series of related
      ------------------------------
transactions by Parent or any of its Subsidiaries involving any one or more of the following: (i) the sale, lease, exchange, transfer or conveyance of timberlands representing thirty percent (30%) or more of the total timberland acreage held by Parent in the State of Arkansas on the date hereof (such total acreage, the "Arkansas Timberlands"), provided that this clause (i) is not
                                      --------
intended to cover a merger or other business combination transaction involving Parent (including a sale of the Arkansas Timberlands as part of a sale of all or substantially all of Parent's assets); (ii) the issuance of any investment security the income from or value of which would depend primarily on the Arkansas Timberlands, or (iii) the contribution of the Arkansas Timberlands to a joint venture, trust, limited partnership, real estate investment trust or similar entity; provided, however, that any transaction described in clauses
                --------  -------
(i), (ii) or (iii) above shall not constitute an Alternative Timber Transaction unless at least one of the parties to such transaction is a Person other than Parent and its Subsidiaries.


     "Antitrust Division" has the meaning set forth in Section 5.6.
      ------------------

     "Articles of Merger" has the meaning set forth in Section 2.3.
      ------------------

     "Asset Purchase Agreement" has the meaning set forth in the recitals to
      ------------------------
this Agreement.

     "Base Per Share Amount" has the meaning set forth in Section 2.8.
      ---------------------

     "Base Merger Price" means $410 million adjusted (without duplication) as
      -----------------
follows:  (i) minus the aggregate amount of Debt of the Company and its
              -----
Subsidiaries as of the Closing Date, (ii) minus the aggregate amount of expenses
                                          -----
incurred or to be incurred by the Company
and its Subsidiaries in connection with the transactions contemplated by this Agreement, including, without limitation, the fees referred to in Section 3.21, but excluding any such expenses actually paid by the Company prior to the Closing Date and any reasonable legal fees incurred in connection with the delivery of the opinions referred to in Section 6.2(e) hereof, (iii) minus the
                                                                     -----
aggregate amount required to be paid by the Company and its Subsidiaries to officers, directors or employees of the Company or any of its Subsidiaries which are triggered by the Company's execution and delivery of this Agreement or by the consummation of the transactions contemplated hereby, but excluding any such amounts actually paid by the Company prior to the Closing Date, (iv) plus the
                                                                     ----
amount of the Company's and each Subsidiary's cash and cash equivalents on hand as of the Closing Date, (v) plus 95% of the Sawmills Amount, (vi) plus 82.2% of
                            ----                                  ----
the Logging Amount, (vii) plus the amount(s), if any, referred to in clause (a)
                          ----
of the definitions of Company Working Capital Adjustment, Logging Working Capital Adjustment and Sawmills Working Capital Adjustment or minus the
                                                              -----
amount(s), if any, referred to in clause (b) of such definitions. As a means of clarifying the intentions of the parties hereto with respect to the calculation of the Base Merger Price, Schedule 2.10(b) is an example of how the Base Merger
                          ----------------
Price would be calculated based on the assumptions set forth therein.

     "Biomass" means Biomass Partners, L.P., a Tennessee limited partnership.
      -------

     "Built-in-Gain Election" has the meaning set forth in Section 3.10.
      ----------------------

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks in Memphis, Tennessee and in San Francisco, California are open for the general transaction of business.

     "Certificates" has the meaning set forth in Section 2.8.
      ------------

     "Claim" has the meaning set forth in Section 5.9(a).
      -----

     "Closing" has the meaning set forth in Section 2.2.
      -------

     "Closing Date" has the meaning set forth in Section 2.2.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules
      ----
and regulations promulgated thereunder.

     "Common Stock" means the Common Stock, $2,000 par value per share, of the
      ------------
Company.

     "Company Financial Statements" has the meaning set forth in Section 3.6.
      ----------------------------

     "Company Reorganization" means the transactions contemplated by the
      ----------------------
Information Statement of the Partnership dated December 16, 1997.

     "Company Required Consents" has the meaning set forth in Section 3.4.
      -------------------------

     "Company Shareholder Approval" has the meaning set forth in Section 3.2.
      ----------------------------

     "Company Working Capital Adjustment" means (a) the amount, if any, by which
      ----------------------------------
the consolidated Working Capital of the Company and its Subsidiaries exceeds $(321,000), or (b) the amount, if any, by which $(321,000) exceeds the consolidated Working Capital of the Company and its Subsidiaries.

     "Constituent Corporations" means the Company and Newsub.
      ------------------------

     "Contracts" has the meaning set forth in Section 3.15.
      ---------

     "Contribution" means the transaction contemplated to occur immediately
      ------------
after the Effective Time in which the Company will contribute all of its assets and liabilities to the REIT Partnership, which shall acquire and assume such assets and liabilities, all as contemplated by the Registration Statement.

     "Debt" means any obligation for borrowed money or representing the purchase
      ----
price of property deferred and unpaid beyond normal trade terms, or any lease obligation which under GAAP is to be capitalized, or any guarantee of any such obligation; provided that the term "Debt" shall not include any guarantee of any Debt which is assumed by Parent pursuant to the Asset Purchase Agreement, any guarantee of any Debt referred to in clause (a) of the definitions of Sawmills Amount or Logging Amount or any guarantee which by its terms terminates at the Effective Time without liability (contingent or otherwise) to the Company.

     "Dissenters' Shares" has the meaning set forth in Section 2.9.
      ------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Effective Time" has the meaning set forth in Section 2.3.
      --------------

     "Environmental Laws" means all federal, state and local laws, ordinances,
      ------------------
rules and regulations now or hereafter in force, as amended from time to time through the Closing Date, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq. and the Endangered Species Act, 16 U.S.C. et seq.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Facilities" shall mean any real property, leaseholds, or other interests
      ----------
currently or formerly owned or operated by the Company and its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company and its Subsidiaries.

     "FTC" has the meaning set forth in Section 5.6.
      ---

     "GAAP" means generally accepted accounting principles as in effect in the
      ----
United States
on the date of this Agreement, applied on a consistent basis.

     "Governmental Authority" means any national, federal, state, provincial,
      ----------------------
county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

     "Hazardous Substances" means any substance or material that is described as
      --------------------
a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

     "Dissenters' Shares" has the meaning set forth in Section 2.9.
      ------------------

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "Intellectual Property" has the meaning set forth in Section 3.14.
      ---------------------

     "Indemnified Officer/Director" has the meaning set forth in Section 5.9(a).
      ----------------------------

     "IPO" has the meaning set forth in Section 5.8(a).
      ---

     "IPO Criteria" has the meaning set forth in Section 5.8(a).
      ------------

     "Leased Real Property" has the meaning set forth in Section 3.16.
      --------------------

     "Letter of Transmittal" has the meaning set forth in Section 2.10.
      ---------------------

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or
      ----
charge of any kind.

     "LLC Management Company" means Anderson-Tully Management Services LLC, a
      ----------------------
Mississippi limited liability company.

     "Logging" means Anderson-Tully Timber Company, a Mississippi corporation.
      -------

     "Logging Amount" means $3,500,000, (a) minus the aggregate amount of Debt
      --------------                        -----
of Logging as of the Closing Date, (b) plus the amount of Logging's cash on hand
                                       ----
as of the Closing Date, and (c) minus the aggregate amount required to be paid
                                -----
by Logging to its officers, directors or employees which are triggered by this Agreement, Logging's entering into the Logging Subsidiary Asset Purchase Agreement or the consummation of the transactions contemplated hereby or thereby, but excluding any such amounts actually paid by Logging prior to the Closing

Date.

     "Logging Subsidiary Asset Purchase Agreement" has the meaning set forth in
      -------------------------------------------
the recitals to this Agreement.

     "Logging Working Capital Adjustment" means (a) 82.2% of the amount, if any,
      ----------------------------------
by which the Working Capital of Logging exceeds $5,000 or (b) 82.2% of the amount, if any, by which $5,000 exceeds the Working Capital of Logging.

     "Material Adverse Change" means any change that is materially adverse to
      -----------------------
the business, financial condition or results of operations of a specified Person, including, without limitation, any change which is reasonably likely to be materially adverse to such business in the future or its future financial condition or results of operations.

     "Material Adverse Effect" means any effect that is materially adverse to
      -----------------------
the business, financial condition or results of operations of a specified Person, including, without limitation, any effect on such Person's future business or its future financial condition or results of operations which is reasonably likely to occur.

     "Merger" has the meaning set forth in Section 2.1.
      ------

     "Merger Documents" means, collectively, this Agreement, the Articles of
      ----------------
Merger and all other agreements and documents entered into in connection with the Merger and the other transactions contemplated hereby.

     "Mississippi BCA" has the meaning set forth in Section 2.1.
      ---------------

     "Most Recent Balance Sheet" has the meaning set forth in Section 3.6.
      -------------------------

     "Multiemployer Plan" has the meaning set forth in section 3(37) of ERISA.
      ------------------

     "Non-Parent Party" has the meaning set forth in Section 7.5(f).
      ----------------

     "Note Purchase Agreement" means the Note Purchase Agreement for 6% Note due
      -----------------------
October 1, 2002, dated as of October 1, 1997, between the Company and Parent.

     "Offer Price" means (a) the price per share of capital stock to be paid ,
      -----------
directly or indirectly, pursuant to any agreement to acquire voting power referred to in Section 7.5(b)(ii)(A) (if such transaction were consummated on the date of such agreement) multiplied by the total number of outstanding shares of capital stock on the date of such agreement, (b) in the case of an agreement to acquire assets referred to in Section 7.5(b)(ii)(A), the sum of the price to be paid in such transaction for such assets (if such transaction were consummated on the date of such agreement) and the fair market value of the remaining assets of the Company as determined by a nationally recognized investment banking firm selected by mutual agreement of Parent and the Company, and (c) in the case of an acquisition of beneficial ownership of capital stock of the Company referred to in Section 7.5(b)(ii)(B), the highest price per share of capital stock paid by the acquiring Person or group multiplied by the total number of outstanding shares of capital stock of the Company on the date of such acquisition. In determining the Offer Price, the value of any consideration other than cash shall be determined by a nationally recognized investment banking firm selected by mutual agreement of Parent and the Company.

     "Organizational Documents" has the meaning set forth in Section 3.1.
      ------------------------

     "Owned Real Property" has the meaning set forth in Section 3.16.
      -------------------

     "Partnership" means Anderson-Tully Veneers, L.P., a Mississippi limited
      -----------
partnership.

     "Paying Agent" has the meaning set forth in Section 2.10.
      ------------

     "Person" means an individual, partnership, corporation, limited liability
      ------
company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or a Governmental Authority.

     "Plans" has the meaning set forth in Section 3.13.
      -----

     "Pro Rata Portion" means a fraction, the numerator of which is one (1), and
      ----------------
the denominator of which is the total number of shares of Common Stock outstanding immediately prior to the Effective Time (assuming the exercise of all securities of the Company which are convertible into, or exchangeable for, shares of Common Stock); but for this purpose any share of Common Stock which is held in the Company's treasury or by any of its Subsidiaries shall not be deemed to be outstanding.

     "Real Property" has the meaning set forth in Section 3.16.
      -------------

     "Registration Statement" has the meaning set forth in Section 4.6.
      ----------------------

     "REIT Election" has the meaning set forth in Section 3.10.
      -------------

     "REIT Partnership" means the Delaware limited partnership in which Newco
      ----------------
will become the sole general partner at the closing of the IPO, as contemplated by the Registration Statement.

     "Release" means any spilling, leaking, pumping, pouring, emitting,
      -------
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

     "Report" has the meaning set forth in Section 5.6.
      ------

     "Sawmills" means Anderson-Tully Lumber Company, a Mississippi corporation.
      --------

     "Sawmills Amount" means $20,000,000, (a) minus the amount of Debt of
      ---------------                         -----
Sawmills as of the Closing Date, (b) plus the amount of Sawmills' cash on hand
                                     ----
as of the Closing Date, and (c) minus the aggregate amount required to be paid
                                -----
by Sawmills to its officers, directors or employees which are triggered by this Agreement, Sawmills' entering into the Sawmills Subsidiary Asset Purchase Agreement, or the consummation of the transactions contemplated hereby or thereby, but excluding any such amounts actually paid by Sawmills prior to the

Closing Date.

     "Sawmills Subsidiary Asset Purchase Agreement" has the meaning set forth in
      --------------------------------------------
the recitals to this Agreement.

     "Sawmills Working Capital Adjustment" means (a) 95% of the amount by which
      -----------------------------------
the Working Capital of Sawmills exceeds $3,800,000, or (b) 95% of the amount by which $3,800,000 exceeds the Working Capital of Sawmills.

     "SEC" has the meaning set forth in Section 4.6.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Shareholder" means each holder of shares of Common Stock outstanding
      -----------
immediately prior to the Effective Time.

     "Shareholders' Meeting" has the meaning set forth in Section 5.3
      ---------------------

     "Short Period" has the meaning set forth in Section 3.10.
      ------------

     "Subsidiaries Asset Purchase Agreements" has the meaning set forth in the
      --------------------------------------
recitals to this Agreement.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which (i) if a corporation or other business entity (except a partnership), a majority of the total voting power of shares of stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a partnership, a majority of the partnership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof or such Person shall be allocated a majority of partnership gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership. Notwithstanding the foregoing, neither Biomass nor the Partnership (nor LLC Management Company, Logging and Sawmills, which are Subsidiaries of the Partnership) nor any Person listed on
Schedule 3.5(b) shall be deemed to be a Subsidiary of the Company.  Unless the
---------------
context requires otherwise, each reference to a Subsidiary shall be deemed to be a reference to a Subsidiary of the Company.

     "Surviving Corporation" has the meaning set forth in Section 2.1.
      ---------------------

     "Taxes" has the meaning set forth in Section 3.10.
      -----

     "Tax Return" has the meaning set forth in Section 3.10.
      ----------

     "Termination Date" has the meaning set forth in Section 7.1(b).
      ----------------

     "Timberlands Act" means the Mississippi River Timberlands Control Act,
      ---------------
Mississippi

Code Ann. (S) 49-20-1 et seq. (1972).

     "Topping Amount" means an amount equal to 9.9% of the excess, if any, of
      --------------
(a) the Offer Price over (b) the Base Merger Price calculated as of the date this Agreement is terminated pursuant to Section 7.1(c), Section 7.1(h) or
Section 7.1(i), as the case may be, less the aggregate amount of dividends paid or with respect to which a record date has been established between such date of termination and the date of the event giving rise to the payment of a termination fee under Section 7.5(b).

     "Working Capital" means the total current assets (excluding cash and cash
      ---------------
equivalents) of a specified Person or Persons at the Closing Date minus the total current liabilities (excluding short-term Debt and the current portion of long-term Debt) of such Person or Persons at the Closing Date (which difference may be a negative number), calculated in accordance with GAAP applied in a manner consistent with the Company Financial Statements.

     Section 1.2  Interpretation.  Unless otherwise indicated to the contrary
                  --------------
herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word "including" means "including, but not limited to"; (iii) masculine gender shall also include the feminine and neuter genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.


                                  ARTICLE II
                                  ----------

                                  THE MERGER
                                  ----------

     Section 2.1  The Merger.  Upon the terms and subject to the conditions set
                  ----------
forth in this Agreement, at the Effective Time, Newsub shall, pursuant to the provisions of the Mississippi Business Corporation Act (as amended from time to time, the "Mississippi BCA"), be merged with and into the Company (the "Merger") and the separate corporate existence of Newsub shall thereupon cease in accordance with the provisions of the Mississippi BCA. From and after the Effective Time, the Company shall be the surviving corporation in the Merger (the Company, as the surviving corporation in the Merger, being sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Mississippi BCA.

     Section 2.2  Closing.  The closing of the Merger (the "Closing") shall take
                  -------
place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California (a) concurrently with the closing of the IPO and immediately after the closing under the Asset Purchase Agreement, but in any event following the satisfaction or waiver of the conditions set forth in
Article VI (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or (b) at such other place and time or on such other date as Parent and the Company may agree in writing (the "Closing Date").

     Section 2.3  Effective Time.  As soon as practicable after the Closing, the
                  --------------
parties hereto shall cause Articles of Merger meeting the requirements of
Section 79-4-11.05 of the Mississippi BCA, to be properly executed and filed in accordance with the Mississippi BCA. The Merger shall be effective at the time and on the date when the Articles of Merger are duly filed with the

Secretary of State of the State of Mississippi or at such other time as shall be agreed upon by the parties and set forth in the Articles of Merger (the "Effective Time").

     Section 2.4  Articles of Incorporation.  The articles of incorporation of
                  -------------------------
Newsub in effect immediately prior to the Effective Time shall be the articles of incorporation of the Company at the Effective Time. The Articles of Merger shall set forth the amendments to the articles of incorporation of the Surviving Corporation in order to give effect to the provisions of this Section 2.4.

     Section 2.5  Bylaws.  The bylaws of Newsub as in effect immediately prior
                  ------
to the Effective Time shall be the bylaws of the Company at and as of the Effective Time.

     Section 2.6  Officers.  The officers of Newsub immediately prior to the
                  --------
Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation and will hold office until their successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation or bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

     Section 2.7  Directors.  The directors of Newsub immediately prior to the
                  ---------
Effective Time, from and after the Effective Time, shall be the directors of the Surviving Corporation and will serve until their successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation or bylaws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

     Section 2.8  Conversion of Shares.
                  --------------------

     (a) As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof or any party hereto, (i) each share of Common Stock of the Company issued and outstanding immediately prior to the Effective Time (other than shares held in the Company's treasury or by any of its Subsidiaries and other than shares held by Shareholders who validly perfect dissenters' rights under the Mississippi BCA) shall be canceled and converted into the right to receive an amount (such amount, the "Base Per Share Amount") equal to the Base Merger Price multiplied by the Pro Rata Portion, payable in cash to the holder thereof, without interest thereon, upon surrender of the certificates formerly representing such share ("Certificates"), all at the time and otherwise in accordance with Section 2.10, and (ii) each share of Common Stock held by Shareholders who validly perfect dissenter's rights under the Mississippi BCA shall be canceled and converted into a right to receive an amount in accordance with Section 2.9.

     (b) Each share of Common Stock held in the treasury of the Company or by any of its Subsidiaries shall, by virtue of the Merger and without any action on the part of the holders thereof, be canceled and retired and shall cease to exist as of the Effective Time and no payment shall be made with respect thereto.

     (c) Each share of capital stock of Newsub issued and outstanding immediately prior to the Effective Time shall, at the time of the Merger and without any action on the part of Newsub, be converted into one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation and the Surviving Corporation shall be a wholly-owned

Subsidiary of Newco.

     (d) Subject to Section 2.9, from and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Certificates, except the right to receive the Base Per Share Amount with respect to each of the shares represented thereby.

     Section 2.9  Dissenters' Rights.  Shares of Common Stock of the Company
                  ------------------
which have not been voted for approval of this Agreement and with respect to which dissenters' rights shall have been properly demanded in accordance with the Mississippi BCA ("Dissenters' Shares") shall not be converted into the right to receive cash as set forth in Section 2.8(a)(i) on or after the Effective Time unless and until the shareholder becomes ineligible for such dissenters' rights, at which time such shares shall cease to be Dissenters' Shares and shall be converted into and represent the right to receive cash as set forth in Section 2.8(a)(i). From and after the Effective Time, no shareholder who has demanded dissenters' rights shall have any rights whatsoever other than the right to payment of the fair value of his shares afforded by the Mississippi BCA, and, without limiting the generality of the foregoing, no such shareholder shall be entitled to vote shares of Common Stock for any purpose or to receive payment of dividends or other distributions with respect to shares of Common Stock (except dividends and other distributions payable to shareholders of record at a date which is prior to the Effective Time). The Company shall give Parent (i) prompt notice (and a copy) of any written notice of intent to demand payment delivered to Company pursuant to Section 79-4-13.21 of the Mississippi BCA, and prompt written notice of withdrawal of any such notice or any other instruments in respect thereof received by the Company and (ii) the opportunity to direct all negotiations and proceedings with any shareholder who delivers any such notice of intent to demand payment. The Company will not voluntarily make any payment with respect to any such demands for payment and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. Newco shall be responsible for the handling of all proceedings from and after the Effective Time, and for the payment of any award or compromise, with respect to Dissenters' Shares.

     Section 2.10  Payment for Common Shares.
                   -------------------------

     (a) Prior to the Closing Date, Parent and the Company shall agree on the Base Merger Price calculated in accordance with the terms hereof. In this regard, Parent and the Company shall consult with each other with respect to the anticipated Closing Date hereunder, which shall be coordinated with the anticipated closing date of the IPO, assuming the other conditions to Closing hereunder are satisfied or reasonably capable of being satisfied on such date. Upon determination of the anticipated Closing Date, the Company shall promptly prepare and deliver to Parent a schedule substantially in the form attached as
Schedule 2.10(a) showing the estimated Base Merger Price as of the anticipated
----------------
Closing Date (including, without limitation, any expected changes in the amount of Debt or Working Capital that would affect the Base Merger Price). The Company shall make available to Parent such information as Parent shall reasonably request to verify the information set forth in such schedule and the Company shall immediately inform Parent of any changes to the amounts set forth therein. Prior to Closing, Parent and the Company shall agree on a schedule setting forth the Base Merger Price, which schedule shall be executed by Parent and the Company. The foregoing process shall be repeated in the event that the Closing Date does not occur on the anticipated Closing Date. As a means of clarifying the intentions of the parties hereto with respect to the calculation of the Base Merger Price, Schedule
                          --------

2.10(b) is an example of how the Base Merger Price would be calculated based on
-------
the assumptions set forth therein.

     (b) As of or as soon as reasonably practicable after the Effective Time, Newco shall deposit with the Paying Agent an amount necessary to pay each Shareholder (other than holders of Dissenters' Shares and except as provided in section 2.8(b)) an amount equal to the Base Per Share Amount multiplied by the number of shares of Common Stock held by such Shareholder immediately prior to the Effective Time.

     (c) After the Effective Time, a bank or trust company selected by Newco and reasonably acceptable to the Company (the "Paying Agent") shall act as paying agent in effecting the exchange of cash against surrender of Certificates which, immediately prior to the Effective Time, represented Common Stock of the Company (other than Dissenters' Shares and except as provided in Section 2.8(b)). As soon as practicable after the Effective Time, the Paying Agent shall mail a transmittal form (a "Letter of Transmittal") to each holder of Certificates theretofore representing any such shares advising such holder of the procedure for surrendering to the Paying Agent any such Certificates for exchange. Upon the surrender and exchange of such a Certificate, the holder shall be paid, without interest thereon, the amount of cash to which he is entitled pursuant to Section 2.8(a)(i), less only any amount required to be withheld under applicable withholding tax laws and regulations, and such Certificate shall forthwith be canceled.

     (d) If a check for the cash amount to be paid pursuant to Section 2.8 hereof is to be sent to a Person other than a Person in whose name the Certificates for such shares surrendered for exchange are registered, it shall be a condition of the exchange that the Person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the delivery of such check to a Person other than the registered owner of the Certificates surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Certificates theretofore representing such shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive the cash into which the shares it theretofore represented shall have been converted pursuant to Section 2.8, without interest, and the Surviving Corporation shall not be required until such surrender to pay the holder thereof the cash to which such holder otherwise would be entitled.

     (e) Any portion of the funds in the hands of the Paying Agent which has not been so paid pursuant to this Section 2.10 within six months after the Effective Time shall promptly be paid to Newco, and any Shareholders of the Company who have not theretofore complied with this Section thereafter shall look only to Newco for payment of the amount of cash to which they are entitled under this Agreement.

     Section 2.11  Closing of the Company's Transfer Books.  At the Effective
                   ---------------------------------------
Time, the stock transfer books of the Company shall be closed and no transfer of Common Stock (other than common stock into which the capital stock of Newsub may be converted pursuant to the Merger) shall thereafter be made.

                                  ARTICLE III
                                  -----------

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to Parent, Newco and Newsub as follows:

     Section 3.1  Organization and Qualification; Subsidiaries.  Each of the
                  --------------------------------------------
Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation specified in Schedule 3.1 and has the corporate power and authority and all
             ------------
licenses, permits and authorizations necessary to own or lease its property and assets and to carry on its business as presently conducted, and as presently proposed to be conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction wherein the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to be so qualified and in good standing would not prevent, delay or impair the Company's ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has previously provided or made available to Parent, Newco and Newsub true and complete copies of (a) its articles of incorporation, (b) its bylaws as currently in effect and (c) the certificate or articles of incorporation and bylaws, as currently in effect, of each of its Subsidiaries (the "Organizational Documents").

     Section 3.2  Authorization.  The Company has the corporate power and
                  -------------
authority to execute and deliver this Agreement and each other Merger Document to be executed in connection herewith and, subject only to approval of this Agreement by the holders of two-thirds of the Common Stock (the "Company Shareholder Approval") and receipt of the Company Required Consents, to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. This Agreement and each other Merger Document to be executed in connection herewith have been duly authorized, executed and delivered by the Company, and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as such may be subject to or limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 3.3  Non-contravention.  Neither the execution and delivery of this
                  -----------------
Agreement or any other Merger Document nor the consummation of the Merger and the other transactions contemplated hereby nor the fulfillment of and the performance by the Company of its obligations hereunder will (with or without notice or lapse of time) (a) contravene any provision contained in the Organizational Documents or any resolution adopted by the board of directors or shareholders of the Company, (b) conflict with, violate or result in a material breach of, or constitute a material default under (i) any Contract or (ii) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their respective assets or properties are subject, if any, (c) except with respect to Liens granted to Parent's financing sources or otherwise created by Parent or Newco, result in the creation or imposition of any Lien on any of the assets or properties of the Company or any of its Subsidiaries, which in the case of any of clauses (a) through (c) above, would prevent, delay or impair the Company's ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     Section 3.4  No Consents.  Except for (a) filing of the Articles of Merger
                  -----------
in accordance with the Mississippi BCA, (b) filings required by the HSR Act, (c) any filings which may be required pursuant to Section 5.6(b) and (d) filings and approvals set forth in Schedule 3.4 (the "Company Required Consents"), no notice
                       ------------
to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or thereby by the Company, other than any notice, filing, authorization, registration, consent or approval which, if not obtained, would not prevent, delay or impair the Company's ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     Section 3.5  Capitalization of the Company and the Subsidiaries.
                  --------------------------------------------------

     (a) The Company's authorized capital stock consists of 1,200 authorized shares of Common Stock, of which 579.5441 shares are issued and outstanding.
The Company does not have (i) any shares of Common Stock reserved for issuance, or (ii) any outstanding or authorized option, warrant, right, call or commitment obligating the Company to issue, deliver, transfer or sell shares of its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock. There are no (i) outstanding obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any capital stock of the Company or any Subsidiary, (ii) authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of the Subsidiaries or (iii) voting trusts, proxies or other agreements, to which the Company is a party, among the Company's shareholders with respect to the voting or transfer of the Company's capital stock. There are no preemptive or other subscription rights with respect to any shares of the Company's capital stock, and all of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

     (b) All Subsidiaries of the Company are listed on Schedule 3.1.  All of the
                                                       ------------
issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable, were not issued in violation of preemptive rights or similar rights and are owned (of record and beneficially) by the Company or by a Subsidiary, free and clear of all rights of first refusal and other Liens. Except with respect to the Subsidiaries and except as otherwise disclosed in
Schedule 3.5(b), neither the Company nor any Subsidiary owns any shares of stock
---------------
or any equity interest in any Person, and neither the Company nor any of the Subsidiaries controls any other Person by means of ownership, management contract or otherwise. Except as set forth in Schedule 3.5(b), no Subsidiary
                                               ---------------
has (i) any shares of its capital stock reserved for issuance, or (ii) any outstanding or authorized option, warrant, right, call or commitment obligating such Subsidiary to issue, deliver, transfer or sell shares of its capital stock or any outstanding securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from it, any shares of its capital stock. Except as set forth in Schedule 3.5(b), there are
                                                     ---------------
no (i) outstanding obligations of any of the Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any capital stock of the Company or any of its Subsidiaries or (ii) voting trusts, proxies or other agreements, to which any Subsidiary is a party, among the Company or any Subsidiary's shareholders with respect to the voting or transfer of the Company or any Subsidiary's capital stock except as otherwise set forth in this Agreement.

     (c) The Company has previously provided to Parent a true and complete list of the record holders of the Common Stock and the number of shares, including fractional shares, held by each such holder, which list remains true and complete as of the date of this Agreement.

     Section 3.6  Financial Statements.
                  --------------------

     (a) The Company has made available to Parent, Newco and Newsub (i) the audited consolidated balance sheets, and the audited consolidated statements of earnings, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the years ended July 31, 1995, July 31, 1996 and July 31, 1997, and (ii) an unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 1997 (the "Most Recent Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the two months then ended, including the notes thereto, together with the relevant auditors' report with respect thereto, prepared by the Company's independent certified public accountants. All of the foregoing financial statements are hereinafter collectively referred to as the "Company Financial Statements." The Company Financial Statements have been (and any financial statements provided by the Company pursuant to Section 5.1(b) hereof will be) prepared from, and are (and will be) in accordance with, the books and records of the Company and its consolidated subsidiaries, are (and will be) correct and complete in all material respects, and fairly present (and will fairly present) the assets and liabilities of the Company and its consolidated subsidiaries and the consolidated financial position and consolidated results of operations of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, in each case in accordance with GAAP.

     (b) Except to the extent reflected or reserved against in the Company Financial Statements as of and for the fiscal year ended July 31, 1997 (and the notes thereto), or otherwise disclosed in the Most Recent Balance Sheet, the Company and its Subsidiaries have no material liabilities or other obligations (including contingent liabilities and obligations) except (i) liabilities and obligations incurred in connection with the Company Reorganization or in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet, (ii) obligations required to obtain and preserve the Company's status as a REIT, or (iii) such liabilities or obligations that would not be required to be reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

     (c) The Debt of the Company and its Subsidiaries as of the date hereof is as set forth on Schedule 3.6(c).
                ---------------

     Section 3.7  Books and Records.  The books of account, minute books, stock
                  -----------------
record books and other records of the Company and its Subsidiaries, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company and its Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Boards of Directors and the committees of Boards of Directors of the Company and its Subsidiaries, and no meeting of any such shareholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of the Company and its Subsidiaries.

     Section 3.8  Governmental Authorizations; Licenses.  Except as set forth in
                  -------------------------------------
Schedule 3.8, the business of each of the Company and its Subsidiaries has been
------------
operated in compliance, in all material respects, with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities, except when the failure to comply would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as set forth in Schedule 3.8, each of the Company and its Subsidiaries
                       ------------
has, and after giving effect to the Merger and the other transactions contemplated by the Merger Documents, will continue to have, all material permits, licenses, approvals, certificates and other authorizations and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary for the operation of its business as currently conducted, in each case other than those the absence of which would not have a Material Adverse Effect on the Company. Except as set forth in
Schedule 3.8, there is no action, case, proceeding or investigation pending or,
------------
to the Company's knowledge, threatened, and to the knowledge of the Company, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such action, case or proceeding or investigation, by any Governmental Authority (a) with respect to any alleged violation by the Company or any of its Subsidiaries of any statute, law, rule, regulation, code, ordinance, order, policy or guideline of any Governmental Authority, or (b) with respect to any alleged failure by the Company or any of its Subsidiaries to have any permit, license, approval, certification or other authorization required in connection with the operation of the business of each of the Company and the Subsidiaries, or (c) which, if determined adversely to the Company or any such Subsidiary, would reasonably be expected to prevent, delay or impair the Company's ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     Section 3.9  Litigation.  Except as set forth in Schedule 3.8 or Schedule
                  ----------                          ------------    --------
3.9, as of the date of this Agreement, there are no claims, actions,
---
proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their officers or directors (in their capacity as such), and to the knowledge of the Company, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such claim, action, proceeding or investigation, before any court or Governmental Authority which, if determined adversely to the Company or such Subsidiary, officer or director, would reasonably be expected to prevent, delay or impair the Company's ability to consummate the transactions contemplated by this Agreement or have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     Section 3.10  Taxes and Tax Payments.  Except as set forth on Schedule
                   ----------------------                          --------
3.10:
----

     (a) The Company and each of its Subsidiaries (i) have prepared in good faith and timely filed (or there has been filed on their behalf) all Tax Returns required to have been filed by each of them under applicable law (other than Tax Returns the failure to file of which would not have a Material Adverse Effect on the Company and its Subsidiaries), and all such Tax Returns were true, correct and complete in all material respects and (ii) have paid all material Taxes that are currently due and payable for all periods through and including the Closing Date except for those contested in good faith or for which adequate reserves have been established in accordance with GAAP.

     (b) There are no ongoing audits or examinations of any Tax Returns of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has been notified, formally or informally, by any taxing authority that any such audit or examination, or any other investigation or proceeding related to Taxes or Tax Matters, is contemplated or pending.

     (c) All material Taxes for which the Company or any of its Subsidiaries are liable for periods through the Closing Date (whether or not the period ends for tax purposes on the Closing Date) have been or will be paid when due or are adequately reserved against on the books of the Company. Neither the Company nor any of its Subsidiaries are parties to any Tax sharing or Tax allocation agreement. The Company and its Subsidiaries have not agreed to make and are not required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. The Company intends to make the election under Section 856(c)(1) of the Code (the "REIT Election") to be treated as a real estate investment trust pursuant to Sections 856 through 860 of the Code in connection with its Tax Return filed with respect to the taxable year beginning January 1, 1998 and ending on the Closing Date (the "Short Period"). As of the Closing Date, and except for the REIT Election, the Company will have satisfied all of the requirements for taxation as a real estate investment trust pursuant to Section 856 through 860 of the Code during the Short Period. The Company is aware of no facts or circumstances which would result in the Company being unable to make a valid and effective REIT Election. The Company intends to make the election provided for under Notice 88-19 in connection with its REIT Election (the "Built-in-Gain Election"). The Company is aware of no facts or circumstances which would result in the Company being unable to make a valid and effective Built-in-Gain Election. Schedule 3.10(c) sets forth all material
                                   ----------------
elections and consents with respect to any Taxes (or the computation thereof) affecting the Company or any of its Subsidiaries as of the date hereof.

     (d) Neither the Company nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

     (e) As used in this Section 3.10, the term (i) "Taxes" includes all taxes of any nature whatsoever and however denominated, including, without limitation, income, franchise, sales, gross receipts, occupation, use, severance, real and personal property, employment, excise, stamp, impost, environmental, transfer taxes or duties and all other charges, as well as penalties and interest thereon, imposed by any government or instrumentality, whether federal, state, local, foreign or other; and (ii) "Tax Return" shall mean a report, return or other information required to be supplied to any governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns.

     Section 3.11  Environmental Matters.  Except as permitted by applicable
                   ---------------------
Environmental Laws or disclosed in the Schedule 3.11, to the knowledge of the
                                       -------------
Company: (a) no Hazardous Substances are present in, on or under the Facilities or any other properties and assets (whether real, personal or mixed) in which the Company or its Subsidiaries has or had an interest or any nearby real property which could migrate to the Facilities or other properties and assets, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Facilities or any other properties and assets (whether real, personal or mixed) in which the Company or its Subsidiaries had or had an interest, or any nearby real property which could migrate to the Facilities or other properties and assets, whether by the Company or any of its Subsidiaries or by any other entity or Person; (b) neither the Company nor any of its Subsidiaries has ever used or permitted any Person to use the Facilities or any part thereof or any other properties and assets (whether real, personal or mixed) in which the Company or its Subsidiaries has or had an interest, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances, except in compliance with applicable Environmental Laws; (c) no underground or above-ground storage tanks, barrels, wells, pits, sumps, lagoons or other containers of any kind are, or to the knowledge of the Company, have been located in, on, under or about the Facilities or any other properties and assets (whether real, personal or mixed) in which the Company or its Subsidiaries has or had an interest; (d) the Company and its Subsidiaries, the Facilities and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply and have complied with all applicable Environmental Laws (except where any such violation would not have a Material Adverse Effect on the Company or any of its Subsidiaries), and neither the Company, nor any of its Subsidiaries, nor any other Person using or occupying the Facilities or any part thereof is violating or has violated any Environmental Laws or has any liability under any Environmental Laws; (e) the Company and its Subsidiaries have all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of the Facilities, and all operations and activities of the Company and its Subsidiaries (except where the failure to have any such permit, license or approval would not have a Material Adverse Effect upon the Company or any of its Subsidiaries), and the Company and its Subsidiaries are in full compliance with all such permits, licenses and approvals; and all such permits, licenses and approvals were duly issued and are in full force and effect (except where non-compliance would not have a Material Adverse Effect upon the Company or any of its Subsidiaries); and (f) no claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Facilities or any other properties and assets (whether real, personal or mixed) in which the Company or its Subsidiaries has or had an interest or any past or present violation of or any liability under any Environmental Laws by the Company and its Subsidiaries has been made or commenced, or is pending, or is being threatened by any person.

     Section 3.12  Employee Matters.
                   ----------------

     (a) Schedule 3.12 contains a true and complete list of (i) the officers and
         -------------
employees currently employed by the Company and its Subsidiaries having an annual base salary of $100,000 or more, indicating the title of and whether the employee or officer is covered by an employment, consulting or severance agreement, and (ii) the directors of each of the Company and the Subsidiaries.

     (b) Except as set forth on Schedule 3.12, (i) neither the Company nor any
                                -------------
Subsidiary has entered into any collective bargaining agreements with respect to the employees of the Company or its Subsidiaries ("Company Employees"), (ii) there is no labor strike, labor dispute, work slowdown or work stoppage or lockout pending or, to the Company's knowledge, threatened against or affecting the Company or any Subsidiary, (iii) to the Company's knowledge, no union organization campaign is in progress with respect to any of the Company

Employees, and no material question concerning representation exists respecting such employees, (iv) there is no unfair labor practice charge or complaint pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, except for such agreements, activities, charges or complaints which would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

     Section 3.13  Employee Benefit Plans.
                   ----------------------

     (a) Schedule 3.13 sets forth all of the plans and programs (collectively,
         -------------
the "Plans") which the Company or any of its Subsidiaries maintain, are party to, contribute to or are obligated to contribute to, on behalf of the Company's or any Subsidiary's employees or former employees and their dependents or survivors (whether or not set forth in a written document), including without limitation:

          (i) Each employee benefit plan, as defined in Section 3(3) of ERISA;

          (ii) Each bonus, deferred compensation, incentive, restricted stock, employee stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, fringe benefit, severance, termination of pay or similar plan, program, policy, perquisite or arrangement (other than any such item provided solely pursuant to the terms of a written or oral contract with any individual employee that is disclosed in Schedule 3.12); and
                  -------------

          (iii) Each material plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985.

     (b) Neither the Company nor any ERISA Affiliate has, since January 1, 1993 terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA. For this purpose, ERISA Affiliate" means each person (as defined in section 3(9) of ERISA) that, together with the Company, would be treated as a single employer under section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of section 414(b) or
(c) of the Code.

     (c) The Company has provided to Parent complete and current copies of each of the following:

          (i) The text (including amendment) of each of the Plans, to the extent reduced to writing;

          (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

          (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

               (1)  The most recent summary plan description, as described in section 102 of ERISA;

               (2) Any summary of material modifications that has been distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated in an updated summary plan description furnished under subparagraph (1) above; and

               (3) The annual report, as described in section 103 of ERISA, and, where applicable, actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

          (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code, the most recent determination letter concerning the plan's qualification under section 301(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter applications.

     (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been substantially satisfied.

     (e) Each Plan that is intended to qualify under section 401(a) of the Code substantially meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder or any other provision of applicable law. Each such Plan has been administered substantially in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder or any other provision of applicable law.

     (f) None of the Plans has any accumulated funding deficiency under section 412 of the Code. Neither the Company nor any ERISA Affiliate has any material termination or withdrawal liability under Title IV of ERISA. For purposes of determining any accumulated funding deficiency under section 412 of the Code, the term "ERISA Affiliate" shall include any entity that is deemed to be a member of the same "controlled group" within the meaning of section 414(m) or
(o) of the Code.

     (g) All contributions, premiums or other payments due from the Company or any Subsidiary to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of the Company in accordance with GAAP applied consistently with the Company Financial Statements.

     Section 3.14  Proprietary Rights.  Schedule 3.14 (a) identifies each
                   ------------------   -------------
fictitious business name, patent, registered and unregistered trademark, service mark or copyright registration (the "Intellectual Property") which has been issued to any of the Company and its Subsidiaries, (b) identifies each pending patent, trademark, service mark or copyright application or application for registration made by Company or its Subsidiaries, and (c) identifies each license which any of the Company and its Subsidiaries has granted to any Person with respect to its Intellectual Property. To the Company's knowledge, there is not pending or threatened against the Company or any Subsidiary any claim by any Person contesting the validity, enforceability, use or ownership of any of its Intellectual Property. The Company and/or its Subsidiaries is the owner of all right, title and interest in and to the Intellectual Property, free and clear of all Liens and other adverse claims, and has the right to use without payment to any other Person all of the Intellectual Property.

     Section 3.15  Contracts.
                   ---------

     (a) Schedule 3.15(a) lists all written or oral contracts (except for usual
         ----------------
and ordinary contracts or purchase orders executed in the normal course of business and which are not, individually or in the aggregate, material to the Company), agreements or leases to which, as of the date hereof, the Company or any Subsidiary is a party or is otherwise bound, of the type described below (the "Contracts"):

          (i) all agreements for the purchase by the Company of machinery, equipment or other personal property other than those that are for amounts not to exceed $100,000 and those as to which the Company's remaining obligation as of the date hereof does not exceed $100,000;

         (ii) all leases, pledges, conditional sale or title retention agreements involving the payment of more than $100,000;

        (iii) all agreements between the Company or a Subsidiary of the Company and any Affiliate of the Company;

         (iv) all agreements relating to the consignment or lease of personal property (whether the Company or a Subsidiary is lessee, sublessee, lessor or sublessor), other than such agreements that provide for payments of less than $100,000;

          (v) all agreements containing commitments of warranty, suretyship, guarantee or indemnification (except for guarantees, warranties and indemnities provided by the Company or any Subsidiary in the ordinary course of business consistent with past practice and those having a contract value in the aggregate of less than $100,000);

         (vi) all mortgages, indentures, notes, bonds or loan agreements relating to indebtedness incurred or provided by the Company or any of its Subsidiaries;

        (vii) all licensing agreements or other contracts with respect to Intellectual Property, including without limitation agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any Intellectual Property;

       (viii) all collective bargaining agreements and other contracts to or with any labor union or other employee representative of a group of employees;

         (ix) all joint ventures, partnerships and other similar agreements

     (however named) involving a share of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any other Person where the investment by the Company or any of its Subsidiaries exceeds $100,000;

          (x) all agreements containing covenants that in any way purport to restrict the business activity of the Company or any of its Subsidiaries or limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any Person;

         (xi) all material powers of attorney that are currently effective and outstanding;

        (xii) all agreements entered into other than in the ordinary course of business consistent with past practice that contain or provide for an express undertaking by the Company or any of its Subsidiaries to be responsible for consequential damages and that are not covered by the Contracts listed in Schedule 3.15(a) with respect to Contracts of the type
                         ----------------
     described in clauses (i) through (xi) above or clause (xiii) below;

       (xiii) any agreement other than those covered by clauses (i) through
     (xii) above which would reasonably be expected to involve payment or receipt by the Company or any Subsidiary of more than $100,000 in the aggregate in any calendar year; and

        (xiv) all material amendments, supplements and modifications (whether oral or written) in respect of any of the foregoing.

     (b) None of the other parties to any such Contracts has given written notice to the Company or a Subsidiary that it intends to renegotiate, terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise, and neither the Company nor any of the Subsidiaries have given notice to any other party to any such Contract that it intends to renegotiate, terminate or materially alter the provisions of any such Contract.

     (c) Neither the Company nor any Subsidiary is in material default, nor has either the Company or any Subsidiary given or received notice of, any default or claimed, purported or alleged default, under any of the Contracts. Each of the Company and its Subsidiaries is, and at all times has been, in full compliance in all material respects with all applicable terms and requirements of each Contract under which the Company or its Subsidiaries has or had any obligation or liability or by which the Company and its Subsidiaries or any of the assets owned or used by the Company or its Subsidiaries is or was bound. To the knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company or its Subsidiaries has or had any rights is, and at all times since January 1, 1997 has been, in compliance in all material respects with all applicable terms and requirements of such Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company or its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract.

     (d) Correct and complete copies of all Contracts, including any material amendments thereto, have been delivered or made available to Parent, Newco and Newsub.

     Section 3.16  Real Property.
                   -------------

     (a) The Company has furnished to Parent and Newco such information, in writing, concerning the real properties owned by the Company as Parent and Newco have requested. Such information is true and complete in all material respects. As to all such real properties purporting to be owned by the Company or a Subsidiary, consisting of approximately 324,000 acres of timberlands located in the states of Mississippi, Arkansas, Tennessee, Louisiana, Kentucky, Missouri and Illinois, approximately 7,500 acres of farmland located in Mississippi and Arkansas and two commercial real estate properties (the "Commercial Real Estate"), all as further described in that certain letter agreement dated the date hereof between Parent and the Company (the "Owned Real Property"), the Company or a Subsidiary, as the case may be, has good and insurable title to all the Owned Real Property owned by it. All of the Owned Real Property is owned by the Company or a Subsidiary, as the case may be, free and clear of all Liens, except (i) Liens for taxes not yet due and payable, (ii) statutory Liens for carriers, warehousemen, mechanics, workmen and materialmen for liabilities and obligations incurred in the ordinary course of business that are not yet delinquent or are being contested in good faith, (iii) Liens in a cumulative amount less than $100,000, and (iv) as disclosed in Schedule 3.16(a). All of the
                                                    ----------------
Owned Real Property is free of defects, irregularities, encumbrances and other imperfections of title (other than Liens, which are addressed in the preceding sentence) (collectively, "Other Encumbrances"), except such Other Encumbrances that do not materially impair (i) the value of the Owned Real Property (taken as a whole); (ii) the present use of any material portion of the Owned Real Property, or (iii) the transferability or marketability of any material portion of the Owned Real Property. No third parties have any rights of first refusal, rights of first offer or other rights to purchase any of the Owned Real Property.

     (b) Except as set forth in Schedule 3.16(b) and to the Company's knowledge
                                ----------------
with respect to the Commercial Real Estate, there are no (i) presently effective material leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions or other agreements with respect to the leasing, use or occupancy of the Owned Real Property or any part thereof or (ii) Persons leasing, using or occupying the Owned Real Property or any part thereof except the Company or its Subsidiaries.

     (c) To the knowledge of the Company, Schedule 3.16(c) is an accurate and
                                          ----------------
complete list of all tangible and intangible personal property owned by the Company and its Subsidiaries relating to the ownership, construction, management, operation, maintenance or repair of the Owned Real Property (other than the Commercial Real Estate), and all such tangible personal property is located at such Owned Real Property. The Company or its Subsidiaries has good title to all such personal property, free and clear of all Liens.

     (d) To the knowledge of the Company, Schedule 3.16(d) is an accurate and
                                          ----------------
complete list of all presently effective building permits, certificates of occupancy, and other necessary certificates, permits, licenses and approvals possessed by the Company relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Owned Real Property (other than the Commercial Real Estate).

     (e) To the knowledge of the Company, (i) the Owned Real Property and every part thereof and (as of the Closing Date) the use and occupancy of the Owned Real Property are in full compliance with all applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation or similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions applicable to the Owned Real Property (except where non-compliance would not have a Material Adverse Effect on the Company or any of its Subsidiaries), and (ii) the Company has received no notice, citation or other claim written or, to the knowledge of the Company, threatened, alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction.

     (f) Schedule 3.16(f) lists all leases of real property pursuant to which
         ----------------
the Company or any Subsidiary is obligated to make rental payments in excess of $100,000 per annum under the applicable lease (the "Leased Real Property"), setting forth the address, landlord and tenant for each parcel of Leased Real Property. All of the Leased Real Property is held by the Company or a Subsidiary thereof pursuant to valid and binding leases therefor that are in full force and effect and enforceable by the Company or Subsidiary thereof that is party thereto in accordance with their respective terms, except where any lack of enforceability, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. The Company has previously provided or made available to Parent and Newco complete and correct copies of all written leases of Leased Real Property. Except as set forth in Schedule 3.16(f), neither the Company nor any Subsidiary
                       ----------------
has received any written notice of default or event of default under any lease of Leased Real Property.

     (g) The Owned Real Property and the Leased Real Property constitute all of the real property owned, leased or otherwise utilized in connection with and material to the business of the Company and its Subsidiaries (the "Real Property").

     Section 3.17  Equipment.  Schedule 3.17 lists all machinery and equipment
                   ---------   -------------
owned by the Company or any Subsidiary and material to the business or operations thereof. Except as set forth in Schedule 3.17, the machinery and
                                            -------------
equipment material to the business or operations of the Company or the Subsidiaries are in normal operating condition, ordinary wear and tear and obsolescence excepted, free from any known defects except such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations. Except as set forth in Schedule 3.17, the Company and its
                                           -------------
Subsidiaries, together, have good and marketable title to all such personal property, free and clear of all Liens, except Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Company or a Subsidiary in appropriate proceedings, Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due, and such Liens, if any, as in the aggregate, are not substantial in character, extent or amount and do not materially interfere with the use of such property or otherwise materially impair business operations.

     Section 3.18  Insurance.
                   ---------

     (a) The Company has delivered or made available to Parent:

          (i) true and complete copies of all policies of insurance to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries, or any director of the Company or any of its Subsidiaries, is or has been covered at any time within the two years preceding the date of this Agreement;

         (ii) true and complete copies of all pending applications for policies of insurance;

        (iii) any statement by the auditor of the Company or of its Subsidiaries' financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims;

         (iv) true and complete copies of any self-insurance arrangement by or affecting the Company or any of its Subsidiaries, including descriptions of any reserves established thereunder;

          (v) true and complete copies of any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company or any of its Subsidiaries;

          (vi) true and complete copies of all contracts of the Company and its Subsidiaries with any Person with respect to insurance (including leases and service agreements);

         (vii)  a summary of the loss experience under each insurance policy;

        (viii) a statement describing each claim under an insurance policy for an amount in excess of $100,000, which sets forth:

               (A)  the name of the claimant;

               (B) description of the policy by insurer, type of insurance, and period of coverage; and

               (C)  the amount and a brief description of the claim; and

          (ix) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (b) Except as set forth on Schedule 3.18(b):
                                ----------------

          (i) All policies to which the Company or any of its Subsidiaries is a party or that provide coverage to either the Company or any of its Subsidiaries, or any director or officer of the Company or any of its Subsidiaries:

               (A) are valid, outstanding and enforceable;

               (B) are issued by an insurer that is financially sound and reputable;

               (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company and its Subsidiaries;

               (D) will not terminate or be subject to termination as a result of the Merger; and

               (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company or any of its Subsidiaries.

          (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (iii) The Company and its Subsidiaries have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company or any of its Subsidiaries is a party or that provides coverage to the Company or any of its Subsidiaries or a director or officer thereof.

          (iv) The Company and its Subsidiaries have given notice to the insurer of all claims that may be insured thereby.

     Section 3.19  Transactions With Affiliates.  Except as set forth on
                   ----------------------------
Schedule 3.19, none of the Company's shareholders, directors, officers or
-------------
employees nor any Person in which any such shareholder, director, officer or employee owns five percent or more of the equity interest nor any of their respective Affiliates is or, since August 1, 1995, was, involved in any business arrangement or relationship with the Company or the Subsidiaries (whether written or oral), and none of the Company's shareholders, directors, officers or employees nor any of their respective Affiliates owns any property or right, tangible or intangible, which is necessary to the business of the Company or the Subsidiaries.

     Section 3.20  Absence of Certain Changes and Events.  Except as set forth
                   -------------------------------------
in Schedule 3.20 and except for the Company Reorganization and any changes
   -------------
required in order for the Company to obtain and preserve its status as a REIT, since the date of the Most Recent Balance Sheet, the Company and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice, and there is not and has not been: (a) any Material Adverse Change to the Company or its Subsidiaries taken as a whole, (b) any distribution or dividend made by the Company or its Subsidiaries, except for distributions or dividends required to be made by the Company to obtain and preserve its status as a REIT, (c) any material repurchase of equity securities by the Company or any of its Subsidiaries, (d) any payment or increase by the Company or its Subsidiaries of any salaries or other compensation to any shareholder, director, officer or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance, or similar contract with any director, officer or employee other than in the ordinary course of business consistent with past practices, (e) any adoption of, increase in the payments to or benefits under, any profit sharing, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of the Company or its Subsidiaries other than in the ordinary course of business consistent with past practices, (f) any condition, event or occurrence which could reasonably be expected to prevent or materially delay the Company's consummating the transactions contemplated by this Agreement or (g) any material change in accounting methods, principles or practice of the Company or its Subsidiaries.

     Section 3.21  Brokers.  With the exception of Goldman, Sachs & Co. and SSM
                   -------
Corporation (whose respective fees and expenses will be paid by Company pursuant to agreements previously furnished to Parent), no Person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Company or its Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

     Section 3.22  Disclosure.  No representation or warranty of the Company in
                   ----------
this Agreement and no statement in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstance in which they were made, not misleading.

     Section 3.23  Opinion of Company's Financial Adviser.  The Company has
                   --------------------------------------
received the opinion of Goldman, Sachs & Co., to the effect that the aggregate consideration received pursuant to the Merger Agreement and the Asset Purchase Agreeement, considered as a unitary transaction, is fair consideration from a financial point of view for the Company, its Subsidiaries, the Partnership and LLC.

     Section 3.24  Company Board Recommendation.  The board of directors of the
                   ----------------------------
Company has, by unanimous vote of those directors present at a meeting duly called and held at which a quorum was present, (a) determined that this Agreement and the transactions contemplated hereby are in the best interests of the shareholders of the Company, (b) adopted and approved this Agreement and the transactions contemplated hereby and (c) recommended that the shareholders of the Company approve this Agreement and the transactions contemplated hereby.

     Section 3.25  Company Shareholder Approval.  The Company Shareholder
                   ----------------------------
Approval consists of an affirmative vote of holders of two-thirds of the issued and outstanding Common Stock and is the only vote of holders of any class or series of the Company's securities necessary to approve the Company's actions taken or to be taken in connection with this Agreement, the Merger and the other transactions contemplated hereby.

     Section 3.26  Takeover Statutes.  The Board of Directors of the Company has
                   -----------------
taken or will take all appropriate and necessary actions such that the Mississippi Shareholder Protection Act, Miss. Code Ann. (S) 79-25-3 et seq., and the Mississippi Control Share Act, Miss. Code Ann. (S) 79-27-3 et seq., will not have any effect on the Merger or the other transactions contemplated by this Agreement. Except to the extent that the Timberlands Act may be applicable, no other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is, as of the date hereof, applicable to the Merger or the other transactions contemplated by this Agreement.

     Section 3.27  Information Supplied.  The information concerning the Company
                   --------------------
supplied by the Company to Newco and used in the Registration Statement in the form attached hereto as Exhibit A does not contain (and any information
                        ---------
hereafter provided by the Company to Newco for inclusion in the Registration Statement or any amendment to the Registration Statement (or any preliminary prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act with respect to the proposed IPO as of the date of its filing with the SEC) will not contain) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the information concerning the Company supplied by the Company to Newco and contained in the Registration Statement at the time that it becomes effective under the Securities Act or in any amendment to such effective Registration Statement as of its applicable effective date or deemed to be contained in any such Registration Statement pursuant to Rule 430A or Rule 434 under the Securities Act, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3.28  Timber Assets.  The Company has furnished to Parent
                   -------------
information concerning quantities of merchantable wood fiber into which, to the actual knowledge of the Company, standing timber owned by the Company is capable of conversion.

     Section 3.29  Commercial Real Estate.  To the knowledge of the Company, the
                   ----------------------
Company is not subject to or reasonably likely to incur any liability or obligation by virtue of its partnership interest in BTE Partners, a Tennessee general partnership, other than those liabilities or obligations which would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     Section 3.30  Definition of Company Knowledge.  As used in this Agreement,
                   -------------------------------
the phrase "to the knowledge of the Company" (or words of similar import) means the actual knowledge of the President, the Chief Financial Officer, the General Counsel and the Vice President of Strategic Planning of the Company.

     Section 3.31  Disclaimer of Other Representations and Warranties.  Except
                   --------------------------------------------------
as expressly set forth in this Article III, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of the Company, its Subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

                                   ARTICLE IV
                                   ----------

                       REPRESENTATIONS AND WARRANTIES OF
                       ---------------------------------
                            PARENT, NEWCO AND NEWSUB
                            ------------------------

     Parent, Newco and Newsub represent and warrant to the Company as follows:

     Section 4.1  Organization.  Each of Parent and Newco is a corporation duly
                  ------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted. Newsub is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has the corporate power and authority to own or lease its property and assets and to carry on its business as presently conducted. Other than Newsub, Newco has no Subsidiaries.

     Section 4.2  Authorization.  Each of Parent, Newco and Newsub has the
                  -------------
corporate power and authority to execute and deliver this Agreement and each other agreement or instrument to be executed in connection herewith and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent, Newco or Newsub and by the sole stockholder or shareholder of each of Newco and Newsub, and no other corporate proceedings on the part of Parent, Newco or Newsub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and each other agreement or instrument to be executed in connection herewith have been duly authorized, executed and delivered by each of Parent, Newco and Newsub and constitute a valid and binding agreement of each of Parent, Newco and Newsub, enforceable against each of Parent, Newco and Newsub in accordance with its terms, except as such may be subject to or limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.3  Noncontravention.  The execution, delivery and performance by
                  ----------------
each of Parent, Newco and Newsub of this Agreement and the Articles of Merger and the consummation of the Merger and each of the other transactions contemplated hereby will not (a) contravene any provision contained in the certificate of incorporation or bylaws of Parent, Newco or Newsub, (b) conflict with, violate or result in a material breach (with or without the lapse of time, the giving of notice or both) under (i) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, bond, license, permit or other instrument or obligation or (ii) any judgment, order, decree, statute, law, rule or regulation or other restriction of any Governmental Authority, in each case to which Parent, Newco or Newsub is a party or by which it is bound or to which any of its assets or properties are subject, which in the case of either clause (a) or (b) above, would have a Material Adverse Effect on Parent, Newco and Newsub taken as a whole. Newco and Newsub have each previously delivered to the Company true and complete copies of its certificate of incorporation (and all amendments thereto) and bylaws (as currently in effect).

     Section 4.4  No Consents.  Except for (i) filing and recordation of
                  -----------
appropriate Merger
documents as required by the Mississippi BCA, (ii) filings under the HSR Act, and (iii) filings and approvals that may be required to be made and obtained under the Timberlands Act (subject to the provisions of Section 5.6(b)), no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by Parent, Newco or Newsub.

     Section 4.5  Litigation.  There are no actions, suits, proceedings, orders
                  ----------
or investigations pending or threatened against or affecting Parent, Newco or Newsub at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would reasonably be expected materially adversely to affect Parent's, Newco's or Newsub's performance under this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.6  Registration Statement.  As promptly as practicable after the
                  ----------------------
date hereof, Newco shall file with the United States Securities and Exchange Commission ("SEC") a registration statement on Form S-11 substantially in the form attached hereto as Exhibit A with such changes as may be deemed necessary
                        ---------
or appropriate by Parent and Newco prior to the time of its initial filing (the "Registration Statement"). The Registration Statement does not contain (and any information hereafter included in any amendment to the Registration Statement (or any preliminary prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act with respect to the proposed IPO as of the date of its filing with the SEC) will not contain) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and the Registration Statement at the time it becomes effective under the Securities Act or any amendment to such effective Registration Statement as of its applicable effective date or deemed to be contained in any such Registration Statement pursuant to Rule 430A or Rule 434 under the Securities Act, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company acknowledges that the foregoing representation and warranty assumes the accuracy of, and the Company's compliance with, the representation and warranty set forth in Section 3.27.


                                   ARTICLE V
                                   ---------

                        CERTAIN COVENANTS AND AGREEMENTS
                        --------------------------------

     Section 5.1  Access and Information.
                  ----------------------

     (a) From and after the date hereof, the Company will, and the Company will cause each of its Subsidiaries to, provide Parent, Newco and Newsub and their respective agents and representatives with reasonable access during normal business hours to such of its premises, properties, contracts, commitments, books, records and other information of the Company and the Subsidiaries, upon reasonable notice, as Parent, Newco and Newsub and their respective agents and representatives shall reasonably request from time to time. No investigation pursuant to this Section 5.1(a) shall be deemed to modify any representation or warranty made by the Company hereunder. Each of Parent, Newco and Newsub agrees to conduct and agrees to cause its agents and representatives to conduct, any such inquiries with reasonable discretion and sensitivity to the Company's relationships with its employees, customers and suppliers. The foregoing notwithstanding, none of the Parent, Newco or Newsub or their representatives or agents shall contact any employee, customer or supplier of the Company or any of the Subsidiaries regarding the Company or the Subsidiaries without the prior written consent of the Company.

     (b) In furtherance and not in limitation of the covenants set forth in
Section 5.1(a), the Company agrees to provide to Parent and Newco: (i) as soon as practicable after each fiscal quarter (beginning with the fiscal quarter ended December 31, 1997) and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such quarter and a consolidated statement of income and cash flows of the Company and its consolidated subsidiaries, prepared in accordance with GAAP applied in a manner consistent with the Company Financial Statements and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the Company's operating plan then in effect and approved by the Company's Board of Directors and (ii) as soon as practicable after the end of each month (beginning with January 1998) and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its consolidated subsidiaries as at the end of such month and a consolidated statement of income of the Company and its consolidated subsidiaries for such month, prepared in accordance with GAAP (subject to the absence of notes) applied in a manner consistent with the Company Financial Statements and certified by the principal financial or accounting officer of the Company.

     (c) The Company, Parent, Newco and Newsub each agrees not to disclose or permit the disclosure for any purpose other than the transactions contemplated hereby of any non-public, confidential or proprietary information furnished to such party by another party hereto in connection with the transactions contemplated by this Agreement, provided that such disclosure may be made (a) to any Person who is an officer, director or employee of such party, or to counsel, accountants and financial advisers to such party solely for their use in evaluating the transactions contemplated by this Agreement, (b) with the prior written consent of all parties to this Agreement, (c) pursuant to a subpoena or order issued by a court, arbitrator or Governmental Authority or (d) if Newco deems it necessary or appropriate in the Registration Statement or otherwise in connection with the proposed IPO.

     Section 5.2  Conduct of Business by the Company.  From the date hereof to
                  ----------------------------------
the Effective Time, the Company will and will cause each of its Subsidiaries to, except as otherwise expressly provided herein, or consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed):

     (a) conduct its business only in the ordinary and regular course and consistent with past practice, except as may be required to obtain and preserve the Company's status as a real estate investment trust ("REIT");

     (b) use commercially reasonable efforts to keep in full force and effect its corporate existence and all material rights, franchises and goodwill relating to its business;

     (c) use commercially reasonable efforts to preserve its present relationships with customers, suppliers, contractors, distributors, employees and business associates; provided, however, that nothing in this paragraph (c) shall require
            --------  -------
the Company to take any action which would cause the Company to be unable to qualify as a REIT;

     (d) perform in all material respects all of its obligations under all notes, bonds, mortgages, indentures, licenses, contracts, agreements or other instruments or obligations to which it is a party or by which it or any of its properties or assets may be bound and not enter into, assume or amend any of the foregoing other than in the ordinary course of business;

     (e) promptly inform Parent, Newco and Newsub in writing of any material breach of or change in the representations and warranties contained in Article III hereof;

     (f) not pay or authorize any dividend or other distribution with respect to its capital stock, other than (i) cash dividends actually paid prior to the Closing Date, (ii) distributions in respect of any Subsidiary's capital stock payable entirely to the Company or a wholly-owned subsidiary of the Company and
(iii) the distribution by the Company of its entire interest in Anderson-Tully GP Company (which distribution and the appointment of a successor general partner of the Partnership (which successor will be a Person other than the Company or any of its Subsidiaries) the Company agrees shall have occurred prior to the Closing Date);

     (g) not amend the Organizational Documents except as provided in Schedule
                                                                      --------
5.2(g);
------

     (h) not split, combine, subdivide or reclassify its outstanding shares of capital stock;

     (i) not repurchase, redeem or otherwise acquire any shares of its capital stock;

     (j) not terminate, establish, adopt, enter into or amend any Plans except as required by law or pursuant to the terms of a collective bargaining agreement;

     (k) not increase the salary, wage or other compensation of any directors, officers or employees, other than in the ordinary course of business in accordance with past practices;

     (l) not issue, sell, pledge or otherwise encumber any shares of its capital stock or any rights, warrants or options to acquire any such shares;

     (m) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof;

     (n) except as permitted by paragraph (v) below, not sell, lease, license, mortgage or otherwise encumber or subject to any material Lien or otherwise dispose of any of its properties or assets except in the ordinary course of business consistent with past practice or in transactions involving consideration not exceeding $100,000 in any on case or $250,000 in the aggregate;

     (o) not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any of its debt securities or warrants or other rights to acquire any such debt securities, guarantee any debt securities of another Person or agree to maintain the financial condition of any Person, except for borrowings of up to $50 million under its revolving credit facilities incurred in the ordinary course of business consistent with past practice or as may be required to make a distribution to preserve the Company's status as a REIT or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

     (p) not adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

     (q) not change any material accounting method, principle or practice;

     (r) not make any material tax election (other than electing to change its tax year to a calendar year, making the election provided in Notice 88-19, and making any other election required to obtain or preserve its status as a REIT) or settle or compromise any material Federal, state, local or foreign income tax liability, except in the ordinary course of business and consistent with past practice;

     (s) not enter into any contract that is not terminable by it without penalty upon six months' notice, or that obligates it to make annual expenditures in excess of $100,000 or terminate or modify in any material respect any contract to which it is a party or waive, release or assign any material rights or claims;

     (t) except in the ordinary course of business consistent with past practice, not sell, assign, transfer, license or permit to lapse any material rights with respect to its Intellectual Property rights;

     (u) not enter into, or otherwise engage in, any transaction referred to in
Section 3.19;

     (v) not sell or cause to be harvested standing timber at a rate that would cause its annualized sales for the period January 1, 1998 to the Closing Date to exceed 110,000 MBF of sawtimber or 780,000 tons of pulpwood (such annualized amount to be calculated assuming the average sales and harvest rate per day through the Closing Date continues through December 31, 1998);

     (w) continue its various silvicultural practices consistent with its past practices;

     (x) not enter into any contract, or take any action, that would reasonably be expected to jeopardize the current or future status of the Company as a REIT (without regard to the transactions contemplated hereby);

     (y) maintain in good repair in accordance with its past practice and good and prudent practice all of the material personal property assets used in its business (other than those personal property assets associated with the Commercial Real Estate), and replace, in accordance with past practice and prudent practice, any of such assets that may be damaged or destroyed;

     (z) as soon as reasonably practicable after the date hereof, but in all events prior to the Closing Date, transfer and assign to Logging all right, title and interest in U.S. Trademark Reg. No. 620,654; provided, however, that
                                                       --------  -------
nothing in this paragraph (z) shall require the Company to make such transfer if the Board of Directors of the Company reasonably determines that such transfer would result in the Company's inability to qualify or remain qualified as a

REIT;

     (aa) not take or omit to be taken any action which would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and

     (bb) not commit or agree to take any action inconsistent with the foregoing;

provided, however, that nothing in this Agreement shall prohibit the Company or
--------  -------
any of its Subsidiaries from taking any action required to obtain or preserve the Company's status as a REIT or to consummate or make effective the transactions contemplated by the Company Reorganization.

     Section 5.3  Shareholders' Approval.
                  ----------------------

     (a) The Company shall take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders within forty-five days after the date hereof or as soon thereafter as is practicable for the purpose of voting upon this Agreement and the transactions contemplated hereby (the "Shareholders' Meeting"). The Board of Directors of the Company (i) has recommended approval of this Agreement and the transactions contemplated hereby to the shareholders of the Company, (ii) shall include, and shall not withdraw or modify, such recommendation in the notice of meeting with respect to the Shareholders' Meeting and in any proxy statement published in connection with the Shareholders' Meeting unless the board of directors of the Company reasonably determines after consultation with outside legal counsel that it is necessary to omit, withdraw or modify any such recommendation to comply with its fiduciary duties under applicable law, (iii) shall submit for approval of its shareholders the matters to be voted upon at the Shareholders' Meeting, (iv) shall use its reasonable best efforts (including, without limitation, soliciting proxies for such approvals), to the extent permitted by applicable law, to obtain Company Shareholder Approval, (v) shall not take any action to nullify its resolution adopting and approving this Agreement and the transactions contemplated hereby and their submission to the Company shareholders. In connection with the Shareholders' Meeting, Parent shall furnish all information concerning Parent, Newco and Newsub as the Company may reasonably request in connection with any materials to be prepared and distributed to shareholders of the Company.

     (b) The Company agrees that any proxy statement (and any amendment or supplement thereto) used in connection with the solicitation of proxies for approval of this Agreement at the Shareholders' Meeting, at the date of mailing to the shareholders of the Company and at the time of the Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.4  Commercial Efforts; Further Assurances.
                  --------------------------------------

     (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this

Agreement, including using its commercially reasonable efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement; provided,
                                                                 --------
however, that neither this Section 5.4(a) nor any other provision of this
-------
Agreement (including, without limitation, Sections 5.6(a) and (b)) shall require, or be construed to require, Parent, Newco or the Company to proffer to, or agree to, any concession to any Governmental Authority that Parent concludes is reasonably likely materially to reduce the economic or business benefits Parent expects, as of the date hereof, to realize from the Merger. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent, Newco or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (b) In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use commercially reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use commercially reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated hereby.

     (c) (i) Each of the Company and Parent agrees that it shall, as soon as reasonably practicable after it learns of the existence of any facts or circumstances causing any of the representations and warranties herein made, respectively, by the Company or by Parent, Newco or Newsub (including, without limitation, those contained in Article III or Article IV), to have been incorrect when made or to have thereafter become incorrect (whether through its discovery of an inadvertent, good faith error at the time this Agreement was signed or the happening thereafter of any event or occurrence or otherwise), deliver to the other written notice of such incorrect representations and warranties; and (ii) each party shall give prompt written notice to the others of any failure of the Company, Parent, Newco or Newsub, as the case may be, to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it under the Merger Documents.

     (d) The Company acknowledges that it is Newco's intention to cause the Contribution to occur immediately after the Effective Time. The Company and Newco each agree to use their respective commercially reasonable efforts to satisfy the conditions set forth in Section 6.2(f).

     Section 5.5  Public Announcements.  The timing and content of all
                  --------------------
announcements regarding any aspect of this Agreement or the Merger (including, without limitation, the disclosure of financial information with respect to the Company) to the financial community, any Governmental Authority, employees or the general public shall be mutually agreed upon in advance by the Company and Parent; provided, that each party hereto may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law or regulation, it being understood and agreed that each party shall promptly provide the other parties hereto with copies of any such announcement prior thereto; and provided further, that each party acknowledges the disclosures that are required to be made in the Registration Statement.

     Section 5.6  Hart-Scott-Rodino and Timberlands Act.
                  -------------------------------------

     (a) Each of Parent, Newco, Newsub and Company will use their respective commercially reasonable efforts to file with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") promptly following the date hereof the notification and report form (the "Report") required under the HSR Act, with respect to the transactions contemplated hereby. Each of Parent, Newco, Newsub and the Company shall cooperate with each other to the extent necessary to assist each other in the preparation of its Report, shall request early termination of the waiting period required by the HSR Act and, if requested, will promptly amend or furnish additional information thereunder requested by the Antitrust Division and/or the FTC. The filing fee under the HSR Act shall be paid by Parent. The Company also agrees to take the actions described in this Section 5.6(a) to the extent required to permit the Non-Parent Parties to comply with their respective obligations under Section 5.2(f) of the Asset Purchase Agreement.

     (b) As promptly as practicable after the date hereof, the Company shall use its reasonable best efforts to cause its Common Stock to be registered under
Section 12(g) of the Exchange Act and thereby cause the Timberlands Act to be inapplicable to the transactions contemplated hereby by virtue of Section 49-20-9 thereof. In the event that the Company is unable to register its Common Stock under the Exchange Act or, despite its reasonable best efforts, is otherwise unable to cause the Timberlands Act to be inapplicable to the transactions contemplated hereby, then Parent, Newco, Newsub and the Company shall use their commercially reasonable efforts to make all appropriate filings under the Timberlands Act with respect to the transactions contemplated hereby, cooperate with each other in such filings and in the prosecution of an order of approval by the Mississippi Secretary of State, and furnish such additional information and take such additional actions as shall be requested by the Mississippi Secretary of State. The applicable fees under the Timberlands Act shall be paid by Parent.

     Section 5.7  Employee Benefits.  As of the Effective Time, Newco shall
                  -----------------
cause the REIT Partnership to offer employment to those employees of the Company identified on a schedule to be delivered by Newco to the Company at least thirty days prior to Closing at the same salaries as those in effect immediately prior to the Effective Time. At any time after the Effective Time, Newco, in its sole discretion, may cause the REIT Partnership to extend to the former employees of the Company and its Subsidiaries who become employees of the REIT Partnership (each, a "Hired Employee," and collectively, the "Hired Employees"), the employee benefit plans and programs, including tax-qualified defined benefit and defined contribution plans, applicable to similarly situated employees of the REIT Partnership. Until that time, Newco shall cause the REIT Partnership to maintain employee benefit plans and programs for the former employees of the Company and its Subsidiaries with terms no less favorable to such employees than the Plans in place as of the Effective Time for such employees and shall continue to make all contributions to such plans for such period on a basis consistent with the Company's past practices. Newco shall cause the Hired Employees to be given credit for all purposes under all of the REIT Partnership's pension, welfare and fringe benefit plans, including for purposes of determining vacation and severance pay, for the period during which such employee was employed by the Company, its Subsidiaries or any ERISA Affiliate; provided,
                                                                  --------
however, that in no event will the REIT Partnership be required to credit
-------
service to a Hired Employee to the extent that such credit would result in a duplication of benefits. Newco shall cause Hired Employees to be entitled to participate in the welfare plans maintained by the REIT Partnership effective upon the Effective Time without any waiting periods, any evidence of insurability or the application of any preexisting condition restrictions, and counting claims incurred prior to the Effective Time for purposes of applying co-payments, deductibles, out-of-pocket maximums and other such matters. Notwithstanding any other provisions of this Agreement to the contrary, in no event may any defined benefit plan or other funded employee benefit plan that is maintained by the Company, its Subsidiaries or any ERISA Affiliate thereof, be terminated or otherwise amended in any manner that would result in a recognition of income by Newco attributable to such plan. Effective as of the Effective Time, Parent shall become the plan sponsor of all of the Plans and the Company shall take all such actions, including without limitation the adoption of such amendments to the Plans, as may be necessary to terminate the coverage and cease benefit accruals effective as of the Effective Time of any individual who is not a hired Employee or a Hired Employee under the Asset Purchase Agreement, the Logging Subsidiary Asset Purchase Agreement, or the Sawmills Subsidiary Asset Purchase Agreement and to provide any required notification to any affected individual of the cessation of accrual of benefits under the Plan(s) effective as of the Effective Time. The Company shall use its reasonable best efforts before and after the Closing Date to cooperate with the REIT Partnership and Parent to take all such actions and make such governmental filings as may be necessary or desirable to give effect to the provisions of this Section 5.7 and to assure an orderly transition to Parent of administrative responsibilities with respect to the Plans.

     Section 5.8  Initial Public Offering.
                  -----------------------

     (a) As promptly as practicable after the date hereof, Newco shall use its reasonable efforts to (i) file the Registration Statement with the SEC, (ii) cause such Registration Statement (as it may be amended or supplemented in response to comments received from the SEC staff or as otherwise deemed necessary or appropriate by Parent and Newco) to be declared effective under the Securities Act and (iii) effect the proposed underwritten initial public offering of shares of its Common Stock substantially as contemplated by the Registration Statement at the time that it becomes effective under the Securities Act (including for this purpose the information deemed to be contained in such Registration Statement pursuant to Rule 430A or Rule 434 under the Securities Act and by any post-effective amendment thereto) and otherwise on terms and conditions which are materially less favorable to Newco than customary terms and conditions ("IPO"); provided, however, that Newco's obligation to take
                              --------  -------
the actions described in clauses (ii) and (iii) above shall be suspended during any period when (x) in Parent's good faith judgment it is highly likely that any of the conditions to Closing set forth in Sections 6.1 and 6.2 (other than Section 6.2(d)) would not be satisfied at the time when, if Newco were to so proceed, the closing of the proposed IPO would otherwise be expected to occur or
(y) after consultation with the firms designated as the managing underwriters of the proposed IPO, the Board of Directors of Parent, or a duly constituted committee thereof, determines in good faith that, based upon then current conditions in the United States securities markets, factors related to the proposed business of Newco and the REIT Partnership or other relevant factors, it is reasonably likely that the proposed IPO will not meet the "IPO Criteria" (as such term is defined in that certain letter agreement dated the date hereof between Parent and the Company). Newco shall promptly notify the Company if its obligations under this Section 5.8(a) shall have been suspended pursuant to the proviso set forth in the preceding sentence. The Company shall use its reasonable efforts to assist Newco in complying with its covenants in the first sentence of this Section 5.8(a), by promptly providing such information (including, without limitation, financial information) with respect to the Company reasonably requested by Newco in connection with the Registration Statement (as it may be amended and supplemented) or the proposed IPO and by causing its counsel to deliver such opinions, its auditors to deliver such "comfort" letters and its officers to deliver such certificates, in each case as are customary in connection with underwritten public offerings such as the proposed IPO.

     (b) Newco agrees to provide to the Company copies of the Registration Statement (including any amendments thereto) a reasonable time before filing. Each of the Company and Newco agrees promptly to notify the other if at any time any event shall have occurred as a result of which the preliminary or final prospectus contained in the Registration Statement as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 5.9  Indemnification; Officers' and Directors' Insurance.
                  ---------------------------------------------------

     (a) From and after the Effective Time, Newco shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company (each an "Indemnified Officer/Director") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, or otherwise in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement), in each case to the full extent permitted under the Mississippi BCA and the Company's certificate of incorporation and bylaws (to the extent permitted by applicable law) as in effect on the date of this Agreement. Newco shall, or shall cause the Surviving Corporation to, pay any expenses in advance of the final disposition of any such Claim to each Indemnified Officer/Director to the fullest extent permitted under the Mississippi BCA upon receipt from the Indemnified Officer/Director to whom expenses are advanced of any undertaking to repay such advances required under the Mississippi BCA. Newco shall, or shall cause the Surviving Corporation to, cooperate in the defense of any such matter.

     (b) Newco shall, or shall cause the Surviving Corporation to, keep in effect provisions in its certificate of incorporation and bylaws providing for exculpation of director liability and its indemnification of the Indemnified Officers/Directors to the fullest extent permitted under the Mississippi BCA, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the right of indemnification of the Indemnified Officers/Directors.

     (c) Newco shall at its expense maintain or cause to be maintained in effect for not less than five (5) years from the Effective Time the policies of officers' and directors' liability insurance most recently maintained by the Company (provided that Newco may substitute or cause to be substituted therefor policies of at least the same coverage containing terms and conditions which are no less advantageous so long as such substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Effective Time; provided, however, that Newco shall not be obligated to make or cause to
      --------  -------
be made annual premium payments for such insurance to the extent premiums exceed 200% of the annual premiums paid by Newco for such insurance during the year following the IPO. Newco shall pay or cause to be paid all expenses (including attorney's fees and expenses) that may be incurred by any Indemnified Officer/Director in enforcing the indemnity and other obligations provided for in this Section 5.9, provided, however, that Newco shall not be liable for any
                     --------  -------
settlement effected without its prior consent.

     (d) In the event that Newco or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation thereof, then proper provision shall be made so that the successors and assigns of Newco or of its successors or assigns, as the case may be, shall assume its obligations set forth in this Section 5.9.

     (e) The provisions of this Section 5.9 shall survive the consummation of the Merger and expressly are intended to benefit each Indemnified
Officer/Director.

     Section 5.10  Approval by Parent and Newco.  Each of Parent and Newco, in
                   ----------------------------
its capacity as the sole stockholder of Newsub, shall vote the shares of Newco and Newsub to approve and adopt the Merger, this Agreement and the transactions contemplated hereby, and Parent agrees to cause Newco and Newsub to comply with their respective obligations hereunder during the period prior to the Effective Time.

     Section 5.11  No Solicitation.
                   ---------------

     (a) The Company agrees that neither it nor any of its Subsidiaries shall, and the Company shall not permit any of its or any Subsidiary's officers, directors, agents, representatives or advisers to:

     (i) solicit, initiate or knowingly encourage the submission of any proposal or offer from any Person relating to any (A) acquisition of a substantial amount of assets of the Company or any of its Subsidiaries (other than in the ordinary course of business) or any of the outstanding capital stock of the Company or (B) an offer to purchase outstanding shares of capital stock of the Company or any of its Subsidiaries, or (C) merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (each an "Alternative Proposal"), or

     (ii) enter into or participate in any discussions or negotiations regarding any Alternative Proposal, or furnish to any other Person any non-public information with respect to its business, properties or assets, or otherwise cooperate with, or assist or participate in, any attempt by any other Person to make any Alternative Proposal; provided, however, that prior to the date of the Shareholders' Meeting the provisions of this clause (ii) shall not prohibit the Company from taking any of the actions described in such clause in connection with an unsolicited bona fide written Alternative Proposal to the Company or its shareholders, if and only to the extent that (A) the board of directors of the Company reasonably determines (1) after consultation with outside legal counsel, that the taking of such action is necessary for such board of directors to comply with its fiduciary duties to shareholders under applicable law and (2) after consultation with its financial adviser, that such Alternative Proposal is reasonably capable of being completed taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction which is more favorable, from a financial point of view, to the Company's shareholders than the transactions contemplated by this Agreement, and (B) prior to taking such actions, the board of directors of the Company receives from such Person an executed confidentiality agreement in customary form. Nothing in this Agreement shall prevent the Company or its board of directors from making any public disclosure that, in the opinion of the Company's outside counsel, is required by applicable law; provided, however, that prior to making any such public disclosure the Company shall inform Parent that it intends to make such disclosure, consult the Parent regarding the necessity for such disclosure and provide to Parent a copy of any written opinion of outside counsel.

     (b) The Company shall notify Parent promptly (and in any event no later than 24 hours) (i) after any action is taken that would be proscribed by Section 5.11(a)(ii) but for the proviso thereof or (ii) after receipt by the Company of any Alternative Proposal. Such notification shall include the terms of any Alternative Proposal and the name of such Person making any such Alternative Proposal. Thereafter, the Company shall keep Parent informed on a current basis with respect to the status and terms of any such Alternative Proposal and the status of any discussions or negotiations with respect thereto.

     Section 5.12.  Restructuring Agreements.  The Company agrees to cooperate
                    ------------------------
with Parent in the preparation and execution of any agreement reasonably requested by Parent to which the Company or any of its Subsidiaries would be a party with respect to the operations of the Company after the Effective Time (including without limitation any agreement providing for the termination or modification of any existing agreement at the Effective Time); provided however, that no such agreement shall impose any obligation whatsoever on, or amend any agreement of, the Company or any of its Subsidiaries prior to the Effective Time. Any expenses incurred by the Company in connection with this Section 5.12 shall be paid by Parent prior to the Closing and shall not result in any adjustment to the Base Merger Price.


                                   ARTICLE VI
                                   ----------

                         CLOSING; CONDITIONS TO CLOSING
                         ------------------------------

     Section 6.1  Closing; Conditions to the Obligations of All Parties.  The
                  -----------------------------------------------------
Closing of the Merger shall take place simultaneously with the closing of the IPO and immediately after the closing under the Asset Purchase Agreement, after satisfaction or waiver of the conditions to Closing set forth in this Agreement. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Approval.  This Agreement and the transactions contemplated hereby
         --------
shall have been approved and adopted by the requisite vote of the shareholders of the Company.

     (b) Change in Law.  No statute, rule or regulation shall have been enacted
         -------------
or issued by any Governmental Authority that makes the consummation of the Merger or the transactions contemplated by this Agreement or the Contribution illegal.

     (c) Injunction.  At the Effective Time there shall be no effective
         ----------
injunction, writ or preliminary restraining order or any order of any nature issued and outstanding by a court or Governmental Authority of competent jurisdiction to the effect that the Merger or the transactions contemplated by this Agreement or the Contribution may not be consummated and no proceeding or lawsuit shall have been commenced by any Governmental Authority for the purpose of obtaining such injunction, writ or preliminary restraining order.

     (d) HSR Act.  The waiting period (and each extension thereof, if any)
         -------
applicable to the Merger under the HSR Act shall have terminated or expired.

     (e) Timberlands Act.  The Timberlands Act shall be inapplicable to the
         ---------------
transactions contemplated hereby (by virtue of the registration of the Common Stock under Section 12(g) of the Exchange Act or otherwise), or a decision approving Newco's acquisition of Common Stock hereunder by the Secretary of State of Mississippi (or, if applicable, the reviewing court referred to in Section 49-20-33 of the Timberlands Act) shall have become final and nonappealable.

     Section 6.2  Conditions to the Obligations of Parent, Newco and Newsub.
                  ---------------------------------------------------------
The obligations of Parent, Newco and Newsub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver prior to or at the Effective Time of each of the following conditions:

     (a) Representations and Warranties.  All representations and warranties
         ------------------------------
made by the Company in this Agreement and the Schedules hereto that are qualified by materiality shall be true, correct and complete as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and all representations and warranties made by the Company in this Agreement and the Schedules hereto that are not so qualified shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date). Parent shall have received a certificate, dated the Closing Date, to such effect, signed on behalf of the Company by its Chief Executive Officer.

     (b) Performance by the Company.  The Company shall have duly performed or
         --------------------------
complied with, in all material respects, all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to or at the Closing Date. Parent shall have received a certificate, dated the Closing Date, to such effect, signed on behalf of the Company by its Chief Executive Officer.

     (c) Consents.  Newco shall have received evidence reasonably satisfactory
         --------
to it that the Company has received the Company Required Consents.

     (d) IPO.  Newco shall have consummated the IPO (whether or not the IPO
         ---
satisfied the IPO Criteria).

     (e) Legal Opinions.  Newco shall have received the opinion of Skadden,
         --------------
Arps, Slate, Meagher & Flom LLP, dated the Closing Date, in the form attached hereto as Exhibit B-1 and from counsel reasonably satisfactory to Newco legal opinions in form reasonably satisfactory to Newco covering the matters set forth on Exhibit B-2.

     (f) Contribution.  Newco shall have obtained the consent or approval of
         ------------
each Person whose consent or approval shall be required in order to consummate the Contribution, other than those consents or approvals which, if not obtained, would not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Newco or the REIT Partnership. Newco or the REIT Partnership, as appropriate, shall have obtained all material permits, licenses, approvals certificates and other authorizations from, and shall have made all notifications, registrations, certifications and filings with, Governmental Authorities, necessary for the REIT Partnership to operate the Company's business after completion of the Contribution in substantially the same manner as it was conducted by the Company prior to the Effective Time.

     Section 6.3  Conditions to the Obligations of the Company.  The obligations
                  --------------------------------------------
of the Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver prior to or at the Effective Time of each of the following conditions:

     (a) Representations and Warranties.  All representations and warranties
         ------------------------------
made by Parent, Newco and Newsub in this Agreement that are qualified by materiality shall be true, correct and complete as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and all representations and warranties made by the Parent, Newco and Newsub in this Agreement that are not so qualified shall be true, correct and complete in all material respects as of the Closing Date as though such representations and warranties were made as of the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date). The Company shall have received a certificate, dated the Closing Date, to such effect, signed on behalf of Parent, Newco and Newsub by their respective Chief Executive Officers.

     (b) Performance by Parent, Newco and Newsub.  Parent, Newco and Newsub
         ---------------------------------------
shall have duly performed or complied with, in all material respects, all of the covenants and obligations to be performed or complied with by each of them under the terms of this Agreement prior to the Closing Date. The Company shall have received a certificate, dated the Closing Date, to such effect, signed on behalf of Parent, Newco and Newsub by their respective Chief Executive Officers.


                                  ARTICLE VII
                                  -----------
                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     Section 7.1  Termination.  This Agreement may be terminated and the Merger
                  -----------
may be abandoned at any time prior to the Effective Time, whether before or after the approval thereof by the shareholders of the Company and Newsub:

     (a) by written consent of the Company and Parent;

     (b) by either the Company or Parent, if the Merger shall not have been consummated on or before December 31, 1998 (the "Termination Date"); provided,
                                                                     --------
however, that this Agreement may not be terminated by (i) Parent if Parent fails
-------
to perform its obligations under this Agreement or the Asset Purchase Agreement or (ii) the Company if the Company fails to perform its obligations under this Agreement or a Non-Parent Party fails to perform its obligations under the Asset Purchase Agreement, and in either such case such failure to perform causes the Merger not to have been consummated prior to the Termination Date;

     (c) by Parent if the approval of the Company's shareholders as required by
Section 6.1(a) shall not have been obtained at the Shareholders' Meeting or if the Board of Directors of the Company shall have (i) taken any action nullifying its resolutions adopting and approving this Agreement and directing that it be submitted for approval of shareholders at the Shareholders' Meeting or (ii) withdrawn or adversely modified its recommendation of this Agreement and the transactions contemplated hereby;

     (d) by the Company if there has been a material breach by Parent, Newco or Newsub of any representation, warranty or covenant contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach;

     (e) by Parent if there has been a material breach by the Company of any representation, warranty or covenant contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the Company;

     (f) by Parent if at the time of the Shareholders' Meeting the holders of more than 10% of the outstanding shares of Common Stock (i) have taken the actions required in order to assert dissenters' rights under Section 79-4-13.21 of the Mississippi BCA and, (ii) prior to any termination of this Agreement by Parent, have not become ineligible to assert dissenters' rights pursuant to
Section 79-4-13.23(c) of the Mississippi BCA;

     (g) by either Parent or the Company, if any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

     (h) by either the Company or Parent if the Asset Purchase Agreement shall have been terminated prior to the closing thereunder; or

     (i) by the Company if the approval of the Company's shareholders as required by Section 6.1(a) shall not have been obtained at the Shareholders' Meeting.

     Section 7.2  Effect of Termination.  If this Agreement is terminated
                  ---------------------
pursuant to Section 7.1 hereof, all rights and obligations of the parties hereunder shall terminate and no party shall have any liability to the other party, except for obligations of the parties hereto in Sections 5.1(c), 5.5 and 7.5, which shall survive the termination of this Agreement.

     Section 7.3  Amendments.  This Agreement may be amended by the parties
                  ----------
hereto, approved by action taken by the respective Boards of Directors of the Company, Parent, Newco and Newsub at any time before approval hereby by the shareholders of the Company, but, after such approval, no amendment shall be made which adversely changes the method of computing the amount to be received by the Shareholders of the Company or changes the medium of payment therefor or which in any way materially adversely affects the rights of such Shareholders without the further approval of the shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto, and may not be amended after the Effective Time.

     Section 7.4  Waiver.  At any time prior to the Effective Time, any term,
                  ------
provision or condition of this Agreement may be waived in writing (or the time for performance of any of the obligations or other acts of the other parties hereto may be extended) by the party which is, or the party the shareholders of which are, entitled to the benefits thereof.

     Section 7.5  Fees and Expenses.
                  -----------------

     (a) Except as provided in this Section 7.5 and Sections 5.6(a) and (b), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses (whether or not the Merger is consummated).

     (b) The Company shall pay to Parent a termination fee of $15 million plus the Topping Amount if (i) this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(i), or this Agreement is terminated pursuant to Section 7.1(h) following a termination of the Asset Purchase Agreement pursuant to
Section 7.1(f) thereof, and (ii) except as provided in the following sentence, prior to June 30, 1999 (A) the Company or any of its Subsidiaries enters into any agreement, (x) pursuant to which any Person (an "Acquiring Party") acquires, or proposes to acquire, by purchase, merger, consolidation, assignment, lease, transfer or otherwise, thirty percent or more of the voting power of the outstanding securities of the Company or any of its Subsidiaries or thirty percent or more of the fair market value of the total assets of the Company or any of its Subsidiaries or (y) pursuant to which there is, or there is proposed to be, consummated a merger, consolidation or similar transaction between the Company or any of its Subsidiaries and an Acquiring Party in which shareholders of the Company immediately prior to such merger, consolidation or similar transaction would not (if such transaction were consummated on the date of such agreement) own securities representing at least seventy percent of the outstanding voting power of the surviving entity (or, if applicable, any entity in control of such surviving entity) of such merger, consolidation of similar transaction immediately following the consummation thereof or (B) any Person or "group" acquires "beneficial ownership" of thirty percent or more of the Company's outstanding capital stock, provided that no Person acting solely as an underwriter in connection with a firmly committed underwritten public offering by the Company shall be deemed to have acquired beneficial ownership of the underwritten securities (the terms "group" and "beneficial ownership" having the meaning ascribed to them under Rule 13d-5 and Rule 13d-3, respectively, under the Exchange Act). Clause (ii) of the preceding sentence shall not be deemed to cover any issuance (or any agreement providing for any issuance) by the Company to any Person of shares of capital stock of the Company under the following circumstances: (x) the number of shares to be issued is approximately the minimum number of shares necessary (assuming such issuance occurred on the date of any such agreement) to cause the five individuals who, prior to the date of such issuance (or any such agreement), own (or who are deemed to own pursuant to the provisions of Sections 542(a)(2) and 544 of the Code, as modified by Section 856(h) of the Code, but without duplication of ownership) the largest number of shares of capital stock of the Company, to own (or be deemed to own pursuant to the foregoing provisions of the Code) not more than 49% of the Company's total number of outstanding shares of capital stock, and (y) prior to the date of the later of the Shareholders' Meeting or the Limited Partners' Meeting (as such term is defined in the Asset Purchase Agreement), neither the Person agreeing to acquire or acquiring such shares from the Company nor any Affiliate of such Person made an Alternative Proposal to the Company, its board of directors or any member thereof or publicly announce an Alternative Proposal or an intention to make an Alternative Proposal. At least ten days prior to entering into an agreement covered by the preceding sentence, the principal executive officer of the Company shall deliver a certificate to Parent certifying as to the matters set forth in clauses (x) and (y) above and the factual basis for the conclusion that the proposed issuance is covered by clause (x) above.

     (c) Parent shall pay to the Company a termination fee of $15 million in the event that this Agreement is terminated by the Company (i) pursuant to Section 7.1(d) as a result of willful breach by Parent, Newco or Newsub of any representation, warranty or covenant contained in this Agreement or (ii) pursuant to Section 7.1(b) and Parent's willful failure to perform its obligations under this Agreement caused the Merger not to have been consummated prior to the Termination Date.

     (d) The Company shall pay to Parent a termination fee of $15 million in the event that this Agreement is terminated by Parent (i) pursuant to Section 7.1(e) as a result of a willful breach by the Company of any representation, warranty or covenant contained in this Agreement or (ii) pursuant to Section 7.1(b) and the Company's willful failure to perform its obligations under this Agreement caused the Merger not to have been consummated prior to the Termination Date.

     (e) Parent shall pay to the Company a termination fee of $15 million in the event that (i) this Agreement is terminated pursuant to Section 7.1(h) and the termination of the Asset Purchase Agreement resulted from a willful breach by Parent of any of its representations, warranties or covenants therein or (ii) this Agreement is terminated by the Company pursuant to Section 7.1(b) and Parent's willful failure to perform its obligations under the Asset Purchase Agreement caused the Merger not to have been consummated prior to the Termination Date.

     (f) The Company shall pay to Parent a termination fee of $15 million in the event that (i) this Agreement is terminated pursuant to Section 7.1(h) and the termination of the Asset Purchase Agreement resulted from a willful breach by any party thereto other than Parent (each a "Non-Parent Party") of any of its representations, warranties and covenants therein or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(b) and a Non-Parent Party's willful failure to perform its obligations under the Asset Purchase Agreement caused the Merger not to have been consummated prior to the Termination Date.

     (g) Parent shall pay to the Company a termination fee of $15 million in the event that this Agreement is terminated by the Company pursuant to Section 7.1(b), all of the conditions to Closing set forth in Sections 6.1 and 6.2 (other than the condition set forth in Section 6.2(d)) were satisfied or were reasonably capable of being satisfied prior to the Termination Date and prior to June 30, 1999 Parent enters into any agreement with respect to an Alternative Timber Transaction.

     (h) The termination fees provided for in this Section 7.5 shall be paid by wire transfer of immediately available funds within two Business Days after the event giving rise to the obligation to pay such fees. No party shall be entitled to assert a right to payment under more than one of paragraphs (b) through (g) of this Section 7.5.

     (i) The fees provided for in paragraphs (b), (c), (d), (e), (f) and (g) of this Section 7.5 are intended to be liquidated damages and, as such, the exclusive remedies with respect to the matters discussed in such paragraphs, and no party hereto shall seek any additional damages or remedies at law or in equity as a result of any such matter.

     (j) Any termination fee payable to the Company shall be paid in such amounts and at such times as payment will not adversely affect the Company's status as a REIT as determined by the Board of Directors of the Company in good faith. Any amounts payable in years subsequent to the Termination Date shall accrue interest at the short-term applicable federal rate as of the Termination Date.

                                  ARTICLE VIII
                                  ------------

                                 MISCELLANEOUS
                                 -------------

     Section 8.1  Nonsurvival of Representations and Warranties.  The
                  ---------------------------------------------
representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, except that the following provisions of this Agreement shall survive the Merger: Article II, Sections 5.1(c), 5.5 and 5.9,
Section 7.5 (but only until the party first entitled to receive a termination fee thereunder shall have received such fee), and this Article VIII.

     Section 8.2  Notices.  All notices or other communications required or
                  -------
permitted hereunder shall be in writing and shall be delivered or sent personally, by facsimile or by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered or sent personally or by facsimile or, if by mail, two days after the date of mailing, as follows:

     If to Parent, Newco or the Newsub:

          Potlatch Corporation
          601 West Riverside Avenue
          Spokane, Washington  99201
          Facsimile:  (509) 835-1560
          Attention:  Chief Executive Officer

     with a copy to (which shall not constitute notice to Parent, Newco or Newsub):

          Pillsbury Madison & Sutro LLP
          235 Montgomery Street
          San Francisco, California 94104
          Facsimile:  (415) 983-1200
          Attention:  Blair W. White, Esq.

     If to Company:

          Anderson-Tully Company
          1242 North Second Street
          Memphis, Tennessee 38107
          Facsimile:  (901) 526-8842
          Attention:  President
     with a copy to (which shall not constitute notice to the Company):

          Arnold & Porter
          555 12th Street, N.W.
          Washington, D.C. 20004-1202
          Facsimile:  (202) 942-5999
          Attention:  Dennis G. Lyons, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

     Section 8.3  Note Purchase Agreement.
                  -----------------------

     (a) Parent and the Company agree that Section 8.2 of the Note Purchase Agreement is hereby amended by deleting the date "April 1, 1998" as it appears in the first sentence thereof and substituting instead the date "February 9, 1998."

     (b) Parent and the Company agree that this Agreement constitutes a binding agreement to combine the business of the Company with Parent and certain affiliates of Parent for purposes of Section 8.7 of the Note Purchase Agreement.

     (c) The amendments to the Note Purchase Agreement described in this Section
8.3 shall be effective as of the date of this Agreement. From and after the date of this Agreement, references in the Note Purchase Agreement to "this Agreement," "herein" or words of similar import shall mean and be a reference to the Note Purchase Agreement as amended and supplemented hereby. The amendments to the Note Purchase Agreement described in this Section 8.3 shall survive any termination of this Agreement pursuant to Section 7.1.

     Section 8.4  Exhibits and Schedules.  All exhibits and schedules hereto, or
                  ----------------------
documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

     Section 8.5  Expenses.  Regardless of whether the transactions provided for
                  --------
in this Agreement are consummated, except as otherwise provided in Section 7.5 and Sections 5.6(a) and (b), each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereby. Newco agrees to pay or cause to be paid any expenses referred to in clauses (ii) and
(iii) of the definition of Base Merger Price which have been incurred or will be incurred by the Company to the extent that such expenses have not been paid prior to the Effective Time.

     Section 8.6  Time of the Essence.  Time is of the essence for each and
                  -------------------
every provision of this Agreement.

     Section 8.7  Governing Law; Consent to Jurisdiction.  This Agreement shall
                  --------------------------------------
be governed by, and construed in accordance with, the internal laws of the State of Delaware without reference to the choice of law or conflicts of law principles thereof. Any legal action or proceeding with respect to this Agreement or any document related hereto may be brought in the courts of the State of Delaware or the United States of America located in Delaware, and, by execution and delivery of this Agreement, each of Parent, Newco, Newsub and the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any forum
                                                                           -----
non conveniens, which any of them may now or hereafter have to the bringing of
--------------
such action or proceeding in such respective jurisdictions.

     Section 8.8  Assignment; Successors and Assigns; No Third Party Rights.
                  ---------------------------------------------------------
Except as otherwise provided herein, this Agreement may not be assigned, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. Except as provided in Section 5.9, this Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

     Section 8.9  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
any one of which may be by facsimile followed by the originally executed document forwarded immediately thereafter to the other parties hereto, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     Section 8.10  Titles and Headings.  The titles, captions and table of
                   -------------------
contents in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

     Section 8.11  Entire Agreement.  This Agreement, including the Schedules
                   ----------------
attached hereto, and the Articles of Merger, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters, except to the extent that other written agreements are expressly referred to herein.

     Section 8.12  Severability.  Any term or provision of this Agreement which
                   ------------
is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          ANDERSON-TULLY COMPANY

                                          By    /s/ PARNELL S. LEWIS
                                              -----------------------
                                              Name:  Parnell S. Lewis
                                              Title: President


                                          POTLATCH CORPORATION

                                          By    /s/ JOHN M. RICHARDS
                                             -----------------------
                                             Name:  John M. Richards
                                             Title: Chairman and C.E.O.


                                          TIMBERLAND GROWTH CORPORATION

                                          By    /s/ JOHN M. RICHARDS
                                             -----------------------
                                             Name:  John M. Richards
                                             Title: President


                                          BEAVER ACQUISITION CORPORATION

                                          By    /s/ JOHN M. RICHARDS
                                             -----------------------
                                             Name:  John M. Richards
                                             Title: President

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